                                                                    EXHIBIT 2.10

                            ASSET PURCHASE AGREEMENT

                          dated as of October 17, 2000

                                  by and among


                       AMERISTAR CASINO ST. CHARLES, INC.,
                             a Missouri corporation
                                 ("Purchaser"),

                            AMERISTAR CASINOS, INC.,
                              a Nevada corporation
                                    ("ACI"),

                      ST. CHARLES RIVERFRONT Station, INC.,
                             a Missouri corporation
                                (the "Company"),

                                       and

                             Station Casinos, Inc.,
                              a Nevada corporation
                                   ("Parent"),

                                 with respect to

                                  the assets of

                      ST. CHARLES RIVERFRONT Station, INC.,
                             a Missouri corporation

                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                               PAGE
                                                                                                                NO.
                                                                                                               ----
ASSET PURCHASE AGREEMENT..........................................................................................1

ARTICLE I SALE OF ASSETS AND CLOSING..............................................................................1

   1.01     Assets................................................................................................1
   1.02     Liabilities...........................................................................................6
   1.03     Purchase Price; Allocation............................................................................8
   1.04     Closing...............................................................................................8
   1.05     Determination of Surplus or Deficiency; Post-Closing Adjustment.......................................9
   1.06     Prorations...........................................................................................10
   1.07     Further Assurances; Post-Closing Cooperation.........................................................11
   1.08     Third-Party Consents; ACI's Gaming Compliance Program................................................12
   1.09     Insurance Proceeds...................................................................................13

ARTICLE IIREPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PARENT...............................................13

   2.01     Corporate Existence..................................................................................13
   2.02     Authority............................................................................................13
   2.03     No Conflicts.........................................................................................14
   2.04     Governmental Approvals and Filings...................................................................14
   2.05     Financial Statements and Condition...................................................................15
   2.06     Taxes................................................................................................15
   2.07     Legal Proceedings....................................................................................15
   2.08     Compliance With Laws and Orders......................................................................15
   2.09     Benefit Plans; ERISA; Labor Matters..................................................................16
   2.10     Real Property........................................................................................17
   2.11     Tangible Personal Property...........................................................................18
   2.12     Contracts............................................................................................18
   2.13     Licenses.............................................................................................19
   2.14     Affiliate Transactions...............................................................................19
   2.15     Environmental Matters................................................................................19
   2.16     Labor Matters........................................................................................20
   2.17     Brokers..............................................................................................20
   2.18     Absence of Certain Changes...........................................................................21
   2.19     Sufficiency of and Title to the Assets...............................................................21
   2.20     Insurance............................................................................................21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER and aci..................................................22

   3.01     Existence............................................................................................22
   3.02     Authority............................................................................................22
   3.03     No Conflicts.........................................................................................22
   3.04     Governmental Approvals and Filings...................................................................23
   3.05     Legal Proceedings....................................................................................23

   3.06     Brokers..............................................................................................23
   3.07     Financing............................................................................................23
   3.08     Purchaser's Gaming Licenses..........................................................................23

ARTICLE IV COVENANTS OF THE COMPANY AND PARENT...................................................................23

   4.01     Regulatory and Other Approvals.......................................................................24
   4.02     HSR Filings..........................................................................................24
   4.03     Investigation by Purchaser...........................................................................24
   4.04     Conduct of Business..................................................................................25
   4.05     Certain Restrictions.................................................................................25
   4.06     Transition Period....................................................................................26
   4.07     No Solicitation......................................................................................27
   4.08     Title Insurance......................................................................................27
   4.09     ACI's Gaming Compliance Program......................................................................29
   4.10     Fulfillment of Conditions............................................................................29
   4.11     Noncompetition.......................................................................................30
   4.12     No Solicitation......................................................................................31

ARTICLE V COVENANTS OF PURCHASER.................................................................................31

   5.01     Regulatory and Other Approvals.......................................................................31
   5.02     HSR Filings..........................................................................................32
   5.03     Investigation by the Company.........................................................................32
   5.04     No Solicitation......................................................................................32
   5.05     Collection of Gaming Chips and Tokens................................................................32
   5.06     Valet Parking........................................................................................33
   5.07     Return of Books and Records..........................................................................33
   5.08     Use of Transferred Intellectual Property.............................................................33
   5.09     Fulfillment of Conditions............................................................................33

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER................................................................33

   6.01     Representations and Warranties.......................................................................33
   6.02     Performance..........................................................................................34
   6.03     Officers'Certificates................................................................................34
   6.04     Orders and Laws......................................................................................34
   6.05     Regulatory Consents and Approvals....................................................................34
   6.06     Consummation of Related Transaction..................................................................34
   6.07     Deliveries...........................................................................................34
   6.08     Title Insurance and Environmental Reports............................................................34
   6.09     Consents.............................................................................................34
   6.10     Absence of Material Adverse Effect...................................................................35

ARTICLE VII CONDITIONS TO OBLIGATIONS OF THE COMPANY.............................................................35

   7.01     Representations and Warranties.......................................................................35
   7.02     Performance..........................................................................................35
   7.03     Officers'Certificates................................................................................35
   7.04     Orders and Laws......................................................................................35
   7.05     Regulatory Consents and Approvals....................................................................35
   7.06     Consummation of Related Transaction..................................................................36
   7.07     Deliveries...........................................................................................36

   7.08     Required Consents....................................................................................36

ARTICLE VIII TAX MATTERS AND POST-CLOSING TAXES..................................................................36

   8.01     Transfer Taxes and Transfer Fees.....................................................................36
   8.02     Tax Indemnification..................................................................................36
   8.03     Tax Cooperation......................................................................................37
   8.04     Notification of Proceedings; Control.................................................................37

ARTICLE IX EMPLOYEE BENEFITS MATTERS.............................................................................37

   9.01     Offer of Employment..................................................................................37
   9.02     Welfare Plans -- Claims Incurred; Pre-Existing Conditions............................................38
   9.03     Vacation.............................................................................................38
   9.04     Service Credit.......................................................................................38
   9.05     Company's Benefit Plans..............................................................................38
   9.06     COBRA Matters........................................................................................39

ARTICLE X SURVIVAL OF REPRESENTATIONS............................................................................39

   10.01    Survival of Representations, Warranties, Covenants and Agreements....................................39
   10.02    No Other Representations.............................................................................39

ARTICLE XI INDEMNIFICATION.......................................................................................39

   11.01    Other Indemnification................................................................................39
   11.02    Method of Asserting Claim............................................................................40
   11.03    Exclusivity..........................................................................................43

ARTICLE XII TERMINATION..........................................................................................44

   12.01    Termination..........................................................................................44
   12.02    Effect of Termination................................................................................44

ARTICLE XIII DEFINITIONS.........................................................................................45

   13.01    Defined Terms........................................................................................45
   13.02    Construction of Certain Terms and Phrases............................................................53

ARTICLE XIV MISCELLANEOUS........................................................................................53

   14.01    Notices..............................................................................................53
   14.02    Entire Agreement.....................................................................................55
   14.03    Expenses.............................................................................................55
   14.04    Public Announcements.................................................................................55
   14.05    Waiver...............................................................................................55
   14.06    Amendment............................................................................................55
   14.07    Confidentiality......................................................................................55
   14.08    No Third Party Beneficiary...........................................................................56
   14.09    No Assignment; Binding Effect........................................................................56
   14.10    Headings.............................................................................................56
   14.11    Invalid Provisions...................................................................................57
   14.12    Consent to Jurisdiction and Venue....................................................................57
   14.13    Governing Law........................................................................................57
   14.14    Attorney's Fees......................................................................................57
   14.15    Time of the Essence..................................................................................57

   14.16    Counterparts.........................................................................................57

ARTICLE XV GUARANTEES............................................................................................57

   15.01    Guarantee of the Company's Obligations...............................................................57
   15.02    Guarantee of Purchaser's Obligations.................................................................58

                                    SCHEDULES

Section 1.01(a)(i)..............................................................................Owned Real Property
Section 1.01(a)(ii)............................................................................Real Property Leases
Section 1.01(a)(iii)...........................................................Planned Expansion Facility Materials
Section 1.01(a)(v).........................................................................Personal Property Leases
Section 1.01(a)(vi)..............................................................................Business Contracts
Section 1.01(a)(viii).............................................................................Business Licenses
Section 1.01(a)(ix)............................................................................Vehicles and Vessels
Section 1.01(a)(xiii).............................................................Transferred Intellectual Property
Section 1.01(b)(xiv)..............................................................................Excluded Contacts
Section 2.03..............................................................................................Conflicts
Section 2.04.................................................................................Governmental Approvals
Section 2.05(a)................................................................................Financial Statements
Section 2.05(b)................................................................................Changes in Condition
Section 2.06(a)...........................................................................................Tax Liens
Section 2.06(b)............................................................................Compliance with Tax Laws
Section 2.07......................................................................................Legal Proceedings
Section 2.08........................................................................Compliance with Laws and Orders
Section 2.09(a).......................................................................................Benefit Plans
Section 2.09(e).....................................................................................Benefit Accrual
Section 2.09(f)....................................................................Collective Bargaining Agreements
Section 2.09(g)................................................................................Terminated Employees
Section 2.10(a).......................................................................................Real Property
Section 2.10(b)...............................................................................................Liens
Section 2.12(a)...........................................................................................Contracts
Section 2.12(b).................................................................................Contract Violations
Section 2.13...............................................................................................Licenses
Section 2.15..................................................................................Environmental Matters
Section 2.18........................................................................................Certain Changes
Section 2.20..............................................................................................Insurance
Section 3.04.....................................................................Purchaser's Governmental Approvals
Section 3.08............................................................................Purchaser's Gaming Licenses
Section 6.09......................................................................................Required Consents
Section 7.08.......................................................................Parent/Company Required Consents

                                    EXHIBITS

Exhibit A.......................................................................General Assignment and Bill of Sale
Exhibit B......................................................................................Assumption Agreement
Exhibit C......................................................................Officer's Certificate of the Company
Exhibit D....................................................................Secretary's Certificate of the Company
Exhibit E-1......................................................................Officer's Certificate of Purchaser
Exhibit E-2............................................................................Officer's Certificate of ACI
Exhibit F-1....................................................................Secretary's Certificate of Purchaser
Exhibit F-2..........................................................................Secretary's Certificate of ACI
Exhibit G.....................................................................................Intentionally Omitted
Exhibit H............................................................................Net Current Assets Calculation

                            ASSET PURCHASE AGREEMENT


                  This ASSET PURCHASE AGREEMENT dated as of October 17, 2000 (the "EFFECTIVE DATE") is made and entered into by and among Ameristar Casino St. Charles, Inc., a Missouri corporation ("PURCHASER"), Ameristar Casinos, Inc., a Nevada corporation ("ACI"), St. Charles Riverfront Station Corporation, a Missouri corporation (the "COMPANY"), and Station Casinos, Inc., a Nevada corporation ("PARENT"). Capitalized terms not otherwise defined herein have the meanings set forth in SECTION 13.01.

                  WHEREAS, the Company owns and operates that certain riverboat gaming and entertainment facility known as "Station Casino St. Charles" located in St. Charles, Missouri (the "BUSINESS"); and

                  WHEREAS, Parent and the Company have entered into that certain Asset Purchase Agreement dated as of July 19, 2000 with SC Opco, LLC, a Delaware limited liability company (the "JULY AGREEMENT") pursuant to which the Company has agreed to sell the Business to SC Opco, LLC; and

                  WHEREAS, the Company desires to enter into an agreement to sell, transfer and assign to Purchaser, and Purchaser desires to enter into an agreement to purchase and acquire from the Company, certain of the assets of the Company relating to the operation of the Business, and in connection therewith, Purchaser has agreed to assume certain of the liabilities of the Company relating to the Business, all on the terms set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           SALE OF ASSETS AND CLOSING

                  1.01     ASSETS.

                  (a) ASSETS TRANSFERRED. On the terms and subject to the conditions set forth in this Agreement, the Company will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase and pay for, at the Closing, all of the Company's right, title and interest in, and to all of the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise, and whether now existing or hereafter acquired (other than the Excluded Assets) used primarily in connection with the Business, except as otherwise provided in SECTION 1.01(b), as the same shall exist on the Closing Date including but not limited to such properties, assets and rights in the following categories (collectively with any proceeds and awards referred to in SECTION 1.09, the "ASSETS"):

                  (i) REAL PROPERTY. The real property described in SECTION 1.01(a)(i) OF THE DISCLOSURE SCHEDULE, and all of the rights arising out of the ownership thereof or appurtenant thereto (the "OWNED REAL PROPERTY"), together with all buildings, structures, facilities, fixtures and other improvements thereto (the "IMPROVEMENTS") and all transferable licenses, permits, approvals and qualifications relating to any Owned Real Property issued to the Company by any Governmental or Regulatory Authority;

                  (ii) REAL PROPERTY LEASES AND AGREEMENTS. Subject to SECTION 1.08, (A) the leases, subleases and licenses of real property and related guarantees described in SECTION 1.01(a)(ii)(A) OF THE DISCLOSURE SCHEDULE as to which the Company is the lessor, sublessor or licensor together with any agreements for use or occupancy of hotel rooms, banquet facilities or meeting rooms, and (B) the leases and subleases of real property described in SECTION 1.01(a)(ii)(B) OF THE DISCLOSURE SCHEDULE as to which the Company is the lessee, sublessee or licensee (including the land and buildings, improvements and structures and all appurtenances belonging thereto) (such real property, the "LEASED REAL PROPERTY"; and, together with the Owned Real Property, the "REAL PROPERTY"); and all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases, subleases and licenses described in this SECTION 1.01(a)(ii) (the leases and agreements described in subclauses (A) and (B), the "REAL PROPERTY LEASES") and all of the Company's interest (including the land and buildings, improvements and structures located thereon and all appurtenances belonging thereto) in those certain leases, subleases and licenses as to which the Company is the lessee, sublessee or licensee as described in SECTION 1.01(a)(ii)(B) OF THE DISCLOSURE SCHEDULE;

                  (iii) ACCOUNTS RECEIVABLE. All accounts receivable of the Company existing on the Closing Date and calculated as set forth on the schedule attached hereto as EXHIBIT H (the "ACCOUNTS Receivable");

                  (iv) TANGIBLE PERSONAL PROPERTY. All furniture, fixtures, equipment, machinery, consumables, inventory, merchandise, liquor, food, supplies, spare and replacement parts and other tangible personal property (including, without limitation, all Gaming Devices which shall be transferred through a Licensed Supplier in accordance with the rules and regulations of the Missouri Gaming Commission (the "COMMISSION")) used primarily in the conduct of the Business (the "TANGIBLE PERSONAL PROPERTY") and all materials and items relating to the planned expansion facilities and listed in SECTION 1.01(a)(iii) OF THE DISCLOSURE SCHEDULE and all plans, drawings, specifications and models relating to the planned expansion of the physical facilities constituting the Business (the "Expansion Materials");

                  (v) PERSONAL PROPERTY LEASES. Subject to SECTION 1.08, (A) the leases or subleases of Tangible Personal Property described in SECTION 1.01(a)(v)(A) OF THE DISCLOSURE SCHEDULE as to which the Company is the lessor or sublessor and (B) the leases of Tangible Personal Property described in SECTION 1.01(a)(v)(B) OF THE DISCLOSURE SCHEDULE as to which the Company is the lessee or sublessee, together with any options to purchase the underlying property (the leases and subleases described in SUBCLAUSES (A) and (B), the "PERSONAL PROPERTY LEASES");

                  (vi) BUSINESS CONTRACTS. Subject to SECTION 1.08, all Contracts (other than the Real Property Leases and the Personal Property Leases) to which the Company is a party, the terms of which permit assignment of the Company's interest therein or with respect to which all necessary consents to assignment of the Company's interest therein have been obtained prior to the Closing, and which are utilized primarily in the conduct of the Business, including, without limitation, Contracts described in SECTION 1.01(a)(vi) OF THE DISCLOSURE SCHEDULE and Contracts relating to suppliers, sales representatives, distributors, purchase orders, marketing arrangements and manufacturing arrangements (the "BUSINESS CONTRACTS");

                  (vii) PREPAID EXPENSES. All prepaid expenses of the Company existing on the Closing Date and calculated as set forth on the schedule attached hereto as EXHIBIT H (the "PREPAID EXPENSES");

                  (viii) LICENSES. To the extent transfer is permitted under applicable Laws and pursuant to the terms of such Licenses and subject to SECTION 1.08, Licenses (including applications therefor) issued primarily in connection with the conduct of the Business, including, without limitation, the Licenses listed in SECTION 1.01(a)(viii) OF THE DISCLOSURE SCHEDULE (the "BUSINESS LICENSES");

                  (ix) VEHICLES AND VESSELS. All motor vehicles, boats and barges and related docking facilities owned or leased by the Company and used primarily in the conduct of the Business, all of which are listed in SECTION 1.01(a)(ix) OF THE DISCLOSURE SCHEDULE (the "VEHICLES AND VESSELS");

                  (x) SECURITY DEPOSITS. All security deposits deposited by or on behalf of the Company as lessee or sublessee under the Real Property Leases and the Personal Property Leases existing on the Closing Date and calculated as set forth on the schedule attached hereto as EXHIBIT H (the "LESSEE SECURITY DEPOSITS");

                  (xi) OTHER RIGHTS. All third party guarantees, warranties, indemnities and similar rights in favor of the Company with respect to any Asset, other than claims and recoveries under litigation of the Company against third parties (including, without limitation, the Company's pending insurance claim relating to the sinking of the Company's tent barge) arising out of or relating to events or conditions existing or occurring prior to the Transfer Time;

                  (xii) HOTEL AND ENTERTAINMENT RESERVATIONS. All security deposits or payments made to the Company prior to the Transfer Time with regard to any hotel and entertainment reservations for events following the Transfer Time;

                  (xiii) INTELLECTUAL PROPERTY. All of the Company's licensed products or processes, patents, copyrights, trademarks, service marks, service names, designs, know-how, processes, trade secrets, inventions, and other proprietary data (including, without limitation, all customer lists) used exclusively in the Business or exclusively in connection with the Assets (other than the trade names and logos described in SECTION

         1.01(b)(ix)) (the "TRANSFERRED INTELLECTUAL PROPERTY"), which Transferred Intellectual Property is listed in SECTION 1.01(a)(xiii) OF THE DISCLOSURE SCHEDULE; and

                  (xiv) BOOKS AND RECORDS. All Books and Records used primarily in the conduct of the Business or otherwise relating primarily to the Assets (including, without limitation, customer lists and customer data bases relating primarily to the Business (the "BUSINESS CUSTOMER LISTS"), all Books and Records required by the Commission to be maintained at the Business, other than the Excluded Books and Records (the "BUSINESS BOOKS AND RECORDS").

                  To the extent any of the Business Books and Records are items susceptible to duplication and are either (x) used in connection with any of the Company's or its Affiliates' businesses other than the Business or (y) are required by Law to be retained by the Company or its Affiliates, the Company may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (x), information solely concerning the Company's businesses other than the Business has been deleted.

                  Subject to the terms and conditions hereof, at the Closing, the Assets shall be transferred or otherwise conveyed to Purchaser free and clear of all Liabilities, obligations, liens and encumbrances excepting only Assumed Liabilities and Permitted Liens which shall be payable by Purchaser only to the extent they are Assumed Liabilities.

                  (b) EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the following assets and properties of the Company (the "EXCLUDED ASSETS") shall be excluded from and shall not constitute Assets:

                  (i) CASH. All cash (including checks received prior to the Transfer Time, whether or not deposited or cleared prior to the Transfer Time) including, without limitation, cage cash, slot fill, drop boxes, valet register, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

                  (ii) MEMBERSHIP INTERESTS. All of the Company's membership interests in Front Street Station, LLC;

                  (iii) INSURANCE. Subject to SECTION 1.09, life insurance policies of officers and other employees of the Company and all other insurance policies relating to the operation of the Business;

                  (iv) EMPLOYEE BENEFIT PLANS. All assets owned or held by or under any Benefit Plans including assets held in trust or insurance contracts for the benefit of Benefit Plan participants or beneficiaries;

                  (v) TAX REFUNDS. All refunds or credits, if any, of Taxes due to or from the Company by reason of its ownership of the Assets or operation of the Business to the extent attributable to any time or period ending at or prior to the Transfer Time;

                  (vi) EXCLUDED BOOKS AND RECORDS. The minute books, stock transfer books and corporate seal of the Company and any other Books and Records relating primarily to the Excluded Assets or the Retained Liabilities except for the Business Customer Lists and such Books and Records required by the Commission to be maintained at the Business (the "EXCLUDED BOOKS AND RECORDS");

                  (vii) LITIGATION CLAIMS. All rights (including indemnification) and claims and recoveries under litigation of the Company against third parties (other than rights, claims and recoveries acquired by Purchaser pursuant to SECTION 1.01(a)(xi)), including, without limitation, the Company's pending insurance claim relating to the sinking of the Company's tent barge, arising out of or relating to events prior to the Transfer Time;

                  (viii) EXCLUDED OBLIGATIONS. The rights of the Company in, to and under all Contracts of any nature, the obligations of the Company under which expressly are not assumed by Purchaser pursuant to SECTION 1.02(b);

                  (ix) TRADE NAMES AND LOGOS. All of the Company's right, title and interest in, to and under the names "Station Casinos, Inc.", "Station Casino St. Charles", "The Feast", and "Boarding Pass Players Program", including any derivative names and related marks, designs or logos, except for the Transferred Intellectual Property;

                  (x) GAMING CHIPS AND TOKENS. All of the Company's gaming chips and tokens, including, without limitation, all (A) Gaming Device tokens not currently in circulation and (B) "reserve" chips, if any, not currently in circulation, except that at Purchaser's written election made at any time prior to the Closing Date (which election shall be subject to the prior approval of the Commission), such chips and tokens may be acquired by Purchaser at the Closing without further consideration;

                  (xi) ST. CHARLES AGREEMENT. The Company's rights under the Agreement for Property Acquisitions, dated September 22, 1999 between the Company and the City of St. Charles, Missouri;

                  (xii) INTELLECTUAL PROPERTY. All trade names, marks, designs, logos, domain names and websites other than the Transferred Intellectual Property;

                  (xiii) RIGHTS UNDER THIS AGREEMENT. The Company's rights under this Agreement and the July Agreement;

                  (xiv) SIGNS. All of the Company's signs containing any trade name, mark, design or logo described in clause (ix) above, which Purchaser shall, at Purchaser's sole cost and expense and using reasonable care, not later than promptly following the expiration of any period that Purchaser is permitted to use such names, marks, designs or logos pursuant to SECTION 4.06 hereof, remove from the Real Property and Improvements thereto and place in a reasonably accessible location on the Real Property for prompt retrieval by the Company, together with all of the Company's right, title and interest therein, and as promptly as practicable, notify the Company and Parent that such signs have been removed and as to the location of such signs; PROVIDED, HOWEVER, that other than as expressly provided herein, Purchaser shall have no liability to the Company arising out of or resulting from Purchaser's performance of its removal, storage or other obligations with respect to such signs;

                  (xv) EXCLUDED CONTRACTS. The Administrative Services Agreement between the Company and Parent; and

                  (xvi) THE EXCLUDED REAL PROPERTY. The Real Property described in SECTION 1.01(b)(xvi) OF THE DISCLOSURE SCHEDULE.

                  1.02     LIABILITIES.

                  (a) ASSUMED LIABILITIES. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, Purchaser shall assume as of the Transfer Time and shall pay, perform and discharge when due the following Liabilities of the Company, in each case to the extent arising out of or relating to the Business or the Assets (x) in the case of items listed in SUBSECTIONS (i), (iii) AND (iv) below, as the same shall accrue after the Transfer Time and (y) in the case of items listed in subsections (ii) and (v) through (ix) below, as the same shall exist at the Transfer Time (collectively, the "ASSUMED LIABILITIES"), and no other
Liabilities:

                  (i) REAL PROPERTY LEASE OBLIGATIONS. Subject to the provisions of SECTION 1.08, all obligations of the Company under the Real Property Leases;

                  (ii) ACCOUNTS PAYABLE. All obligations of the Company with respect to accounts payable outstanding on the Closing Date and calculated as set forth on the Schedule attached hereto as EXHIBIT H, but excluding any Liability owed by the Company to any Affiliate of the Company ("ACCOUNTS PAYABLE");

                  (iii) PERSONAL PROPERTY LEASE OBLIGATIONS. Subject to the provisions of SECTION 1.08, all obligations of the Company under the Personal Property Leases;

                  (iv) OBLIGATIONS UNDER CONTRACTS AND LICENSES. Subject to the provisions of SECTION 1.08, all obligations of the Company under the Business Contracts and Business Licenses that constitute Assets;

                  (v) ACCRUED EXPENSES. All obligations of the Company with respect to accrued expenses outstanding on the Closing Date and calculated as set forth on EXHIBIT H attached hereto ("ACCRUED EXPENSES");

                  (vi) RETURNED GOODS. All obligations of the Company for replacement of, or refund for, damaged, defective or returned goods, to the extent such goods are subject to full return privileges from the supplier thereof;

                  (vii) SECURITY DEPOSITS. All outstanding obligations of the Company on the Closing Date with respect to any security deposit held by the Company as lessor or sublessor under the Real Property Leases or Personal Property Leases calculated as set forth on EXHIBIT H attached hereto (the "LESSOR SECURITY DEPOSITS");

                  (viii) PROGRESSIVE METERS. All outstanding obligations of the Company on the Closing Date with respect to any progressive meter on any Gaming Device calculated as set forth on EXHIBIT H attached hereto;

                  (ix) RESERVATIONS. All obligations of the Company with respect to entertainment reservations; and

                  (x) POST-CLOSING LIABILITIES. All Liabilities of the Business (other than Retained Liabilities) to the extent (A) resulting from events or conditions occurring following the Transfer Time or (B) arising out of the Assets and occurring after the Transfer Time.

                  (b) RETAINED LIABILITIES. All Liabilities of the Company other than Assumed Liabilities (the "RETAINED LIABILITIES") shall be retained and paid, performed and discharged when due by the Company and Parent (PROVIDED, that the Company shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person other than Purchaser and its Affiliates, so long as such contest does not result in a Lien upon any of the Assets):

                  (i) except to the extent any such liability is reflected on the Closing Date Balance Sheet as a current liability of the Business, any loss or liability of the Company of any nature or description, whether liquidated or contingent, to the extent (a) resulting from events or conditions which occurred or existed prior to the Transfer Time, or (b) arising out of or relating to the Excluded Assets (including those items identified as Retained Liabilities in SECTION 1.08);

                  (ii) any loss or liability relating to current or former employees of the Business (and their eligible dependents and beneficiaries), including with respect to employment or Benefit Plans, which accrued on or prior to the Transfer Time, except to the extent that such liability is reflected on the Closing Balance Sheet as a current liability of the Business;

                  (iii) all Liabilities with respect to gaming chips and tokens issued by the Company (but not progressive meters), except as provided otherwise herein;

                  (iv) all Liabilities related to Benefit Plans, except to the extent that such liability is reflected on the Closing Balance Sheet as a current liability of the Business;

                  (v) all Indebtedness (other than current accounts payable or accrued expenses of the Company incurred or accrued in the ordinary course of business, but only to the extent that the accrual for such payables and expenses has been properly reflected on the Closing Balance Sheet, and other than to the extent arising following the Transfer Time under Contracts that constitute Assets);

                  (vi) any Liability, whether currently in existence or arising hereafter, owed by the Company to any of its Affiliates;

                  (vii) all Liabilities related to any fines or penalties imposed against the Company (or with respect to the Business or any Asset) by any Governmental or Regulatory Authority (including, without limitation, the Commission) prior to the Transfer Time; and

                  (viii) all other Liabilities of the Company other than the Assumed Liabilities.

                  1.03     PURCHASE PRICE; ALLOCATION.

                  (a) PURCHASE PRICE. Subject to the adjustments set forth in
SECTION 1.05, the aggregate purchase price for the Assets shall be equal to One Hundred Sixty Million Dollars ($160,000,000) plus the amount of any Surplus or minus the amount of any Deficiency, in each case, as determined in accordance with SECTION 1.05 (the "PURCHASE PRICE"). Upon Closing, the Purchase Price shall be payable in immediately available United States funds at the Closing in the manner provided in SECTION 1.04.

                  (b) ALLOCATION OF PURCHASE PRICE. Purchaser and the Company shall negotiate in good faith prior to the Closing Date and determine the allocation of the consideration paid by Purchaser for the Assets and the covenant not to compete contained in SECTION 4.11 hereof. Purchaser and the Company each agrees (i) that any such allocation shall be consistent with the requirements of Section 1060 of the Code and the regulations thereunder, (ii) to complete jointly and to file separately Form 8594 with its Federal income Tax Return consistent with such allocation for the tax year in which the Closing Date occurs and (iii) that no party will take a position on any income, transfer or gains Tax Return, before any Governmental or Regulatory Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party.

                  1.04 CLOSING. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, 31st Floor, Los Angeles, California, or at such other place as Purchaser and the Company mutually agree, at 10:00 A.M. local time and shall be deemed to occur at 6:00 A.M., Central time, on the day immediately after the Closing Date (the "TRANSFER TIME"). At the Closing, Purchaser will pay the Estimated Purchase Price by wire transfer of immediately available funds to such accounts as the Company may reasonably direct by written notice delivered to Purchaser at least two (2) Business Days before the Closing Date. Simultaneously, (a) the Company will assign and transfer to Purchaser all of its right, title and interest in and to the Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (i) a General Assignment and Bill of Sale substantially in the form of EXHIBIT A hereto (the "GENERAL ASSIGNMENT"), duly executed by the Company, (ii) general warranty deeds in proper statutory form for recording and otherwise in form and substance reasonably satisfactory to Purchaser conveying title to the Owned Real Property and (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good title to the Assets (the General Assignment and the other instruments referred to in clauses (ii) and (iii) being collectively referred to herein as the "ASSIGNMENT INSTRUMENTS"), and (b) Purchaser will assume from the Company the due payment, performance and discharge of the Assumed Liabilities by delivery of (i) an Assumption Agreement substantially in the form of EXHIBIT B hereto (the "ASSUMPTION AGREEMENT"), duly executed by Purchaser, and (ii) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to the Company's counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities as and to the extent provided in SECTION 1.02(a) (the Assumption Agreement and such other instruments referred to in clause (ii) being collectively referred to herein as the "ASSUMPTION

INSTRUMENTS"). At the Closing, there shall also be delivered to the Company and Purchaser the certificates and other contracts, documents and instruments required to be delivered under ARTICLES VI and VII.

                  1.05 DETERMINATION OF SURPLUS OR DEFICIENCY; POST-CLOSING ADJUSTMENT.

                  (a) On or before the seventh (7th) Business Day preceding the Closing Date, the Company shall, and Parent shall cause the Company to, prepare and deliver to Purchaser an interim balance sheet (the "ESTIMATED CLOSING BALANCE SHEET") of the Company as of the close of business on the final day of the calendar month immediately preceding the calendar month during which the Closing Date occurs (the "TEST MONTH"), together with a statement of the Company's Net Current Assets as of such date calculated in a manner consistent with the calculation set forth on EXHIBIT H attached hereto; provided that if the Closing Date occurs within the first seven (7) Business Days of a calendar month, the Estimated Closing Balance Sheet shall be as of the close of business on the final day of the second calendar month immediately preceding the calendar month during which the Closing Date occurs (in such case, the "Test Month"). The Estimated Closing Balance Sheet shall be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that the Estimated Closing Balance Sheet presents fairly, in accordance with GAAP and the accounting practices of the Company applied on a consistent basis, the financial condition of the Company as of the close of business on the last day of the Test Month. The amount of Net Current Assets set forth in the Estimated Closing Balance Sheet shall be final and binding for purposes of determining the amount of any Surplus or Deficiency used in calculating the Purchase Price (the "ESTIMATED PURCHASE PRICE"), unless Purchaser delivers a good faith written objection to the calculation of Net Current Assets at least three (3) Business Days prior to the anticipated Closing Date (the "OBJECTION NOTICE"). The Company shall make available to Purchaser and its representatives the books, records and workpapers used to prepare the Estimated Closing Balance Sheet. In the event of an Objection Notice, the Company and Purchaser shall negotiate in good faith during the period preceding the Closing Date to resolve the dispute. If the dispute is not resolved by the specified Closing Date, Purchaser shall pay an Estimated Purchase Price based upon the amount of any Deficiency or Surplus, as applicable, resulting from the calculation of Net Current Assets set forth in the Estimated Balance Sheet.

                  (b) As promptly as practicable after the Closing Date, but in no event more than sixty (60) days after the Closing Date (such date on which the Closing Balance Sheet is delivered, the "CLOSING FINANCIAL STATEMENTS DELIVERY DATE"), Purchaser will prepare and deliver to the Company and Parent a balance sheet of the Company as of the close of business on the Closing Date (the "CLOSING BALANCE SHEET") and a calculation of Net Current Assets, in a manner consistent with the calculation set forth on EXHIBIT H attached hereto, from such Closing Balance Sheet. The Closing Balance Sheet shall be accompanied by a certificate of the Chief Financial Officer of Purchaser to the effect that the Closing Balance Sheet presents fairly, in accordance with GAAP and the accounting practices of the Company applied on a consistent basis, the financial condition of the Company as of the close of business on the Closing Date and that the Net Current Assets calculation was made in accordance with the terms of this Agreement.

                  (c) The Company and a firm of independent public accountants designated by the Company (the "COMPANY'S ACCOUNTANT") will be entitled to reasonable access during normal business hours to the relevant records, personnel and working papers of the Purchaser to aid in their review of the Closing Balance Sheet and the calculation of Net Current Assets therefrom. The Closing Balance Sheet and the calculation of Net Current Assets therefrom shall be deemed to be accepted by the Company and shall be conclusive for the purposes of the adjustment described in SECTION 1.05(d) and (e) hereof except to the extent, if any, that the Company or Company's Accountant shall have delivered, within thirty (30) days after the Closing Financial Statements Delivery Date, a written notice to Purchaser setting forth objections thereto, specifying in reasonable detail any such objection (it being understood that any amounts not disputed as provided herein shall be paid promptly). If a change proposed by the Company is disputed by Purchaser, then Purchaser and the Company shall negotiate in good faith to resolve such dispute. If, after a period of thirty (30) days following the date on which the Company gives Purchaser notice of any such proposed change, any such proposed change still remains disputed, then Purchaser and the Company hereby agree that the Las Vegas, Nevada office of PriceWaterhouseCoopers LLP (the "ACCOUNTING FIRM") shall resolve any remaining disputes. The Accounting Firm shall act as an arbitrator to make a determination with respect to the issues that are disputed by the parties, based on presentations by the Company and Purchaser, and by independent review of the Accounting Firm if deemed necessary in the sole discretion of the Accounting Firm, which determination shall be limited to only those issues still in dispute. The decision of the Accounting Firm shall be final and binding and shall be in accordance with the provisions of this SECTION 1.05(b). The fees and expenses of the Accounting Firm, if any, shall be paid equally by Purchaser and the Company. The date on which the Net Current Assets is finally determined pursuant to this SECTION 1.05 is referred to hereinafter as the "DETERMINATION DATE."

                  (d) If the amount of Net Current Assets used to determine the Estimated Purchase Price pursuant to SECTION 1.05(a) above is greater than the amount set forth in the Closing Balance Sheet, the Company shall pay to Purchaser, as an adjustment to the Estimated Purchase Price, an aggregate amount equal to such excess. Any payments required to be made by the Company pursuant to this SECTION 1.05(d) shall be made within ten (10) days of the Determination Date by wire transfer of immediately available funds to an account designated by Purchaser.

                  (e) If the amount of Net Current Assets used to determine the Estimated Purchase Price pursuant to SECTION 1.05(a) above is less than the amount set forth in the Closing Balance Sheet, Purchaser shall pay to the Company, as an adjustment to the Estimated Purchase Price, an amount equal to such difference. Any payments required to be made by Purchaser pursuant to this
SECTION 1.05(e) shall be made within ten (10) days of the Determination Date by wire transfer of immediately available funds to an account designated by the Company.

                  1.06 PRORATIONS. The following prorations relating to the Assets and the ownership and operation of the Business will be made as of the Transfer Time, with the Company liable to the extent such items relate to any time period prior to the Transfer Time and are Retained Liabilities and Purchaser liable to the extent such items relate to periods beginning with and subsequent to the Transfer Time or are Assumed Liabilities:

                  (a) Real estate taxes and assessments on or with respect to the Real Property, provided that proration with respect to Leased Real Property shall be based upon the amounts payable by the Company in respect to such taxes under the Real Property Leases.

                  (b) Rents, additional rents, taxes and other items payable by or to the Company under the Real Property Leases and Personal Property Leases.

                  (c) The amount of rents, taxes and charges for sewer, water, telephone, electricity and other utilities relating to the Real Property.

                  (d) All other items normally adjusted in connection with similar transactions.

Except as otherwise agreed by the parties or with respect to amounts to adjustments to the Purchase Price made pursuant to SECTION 1.05, the net amount of all such prorations will be settled and paid on the Closing Date. If the Closing shall occur before a real estate tax rate is fixed, the apportionment of taxes shall be based upon the tax rate for the preceding year applied to the latest assessed valuation.

                  1.07     FURTHER ASSURANCES; POST-CLOSING COOPERATION.

                  (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at Purchaser's request and without further consideration, the Company shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets (including, without limitation, the delivery to Purchaser of fully executed Uniform Commercial Code amendment or termination statements relating to the Assets as Purchaser shall request), and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause the Company to fulfill its obligations under this Agreement.

                  (b) Following the Closing, the Company and Purchaser will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority including without limitation the Commission, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement and (v) in connection with any actual or threatened Action or Proceeding. Further, the Company and Purchaser agree for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

                  (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that the Company or Purchaser be furnished with additional information, documents or records relating to the Business not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.

                  (d) Notwithstanding anything to the contrary contained in this Section, if the Company and Purchaser are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with paragraphs (b) and (c) of this Section shall be subject to applicable rules relating to discovery.

                  1.08     THIRD-PARTY CONSENTS; ACI'S GAMING COMPLIANCE
PROGRAM.

                  (a) To the extent that any Real Property Lease, Personal Property Lease, Business Contract or Business License is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder. The Company and Purchaser shall use commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Real Property Lease, Personal Property Lease, Business Contract or Business License to Purchaser in all cases in which such consent is required for such assignment, PROVIDED, HOWEVER, that in the event any such consent, other than any required consent of the Commission or any consent that is listed in SECTION 6.09 OF THE DISCLOSURE SCHEDULE (each a "REQUIRED CONSENT"), is not obtained on or prior to the Closing Date, such event shall not cause the Closing to be delayed or constitute a default by the Company of any obligation hereunder or result in a reduction of the Purchase Price. If any such consent, other than a Required Consent, shall not be obtained, the Company shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Real Property Lease, Personal Property Lease, Business Contract or Business License, including enforcement at the cost and for the account of Purchaser of any and all rights of the Company against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, provided that if Purchaser does not receive the benefits intended to be assigned to Purchaser pursuant to a Real Property Lease, Personal Property Lease, Business Contract or Business License because a consent is not obtained and an arrangement transferring such benefit is not entered into, such Real Property Lease, Personal Property Lease, Business Contract or Business License, as applicable, shall constitute an Excluded Asset and the obligations pursuant thereto shall constitute a Retained Liability.

                  (b) In the event that any background investigation with respect to any party (and its respective owners and management) to any Real Property Lease, Personal Property Lease or Business Contract to which Purchaser will become a party by virtue of the consummation of the transactions contemplated hereby results in a finding by ACI that such party is an "Unsuitable Person" (as defined in ACI's Gaming Compliance Program in the form provided to Parent), then such Real Property Lease, Personal Property Lease or Business

Contract shall not be assumed by Purchaser and shall constitute an Excluded Asset and a Retained Liability. ACI shall notify Parent and the Company no later than forty-five (45) days following the Effective Date if such investigation reveals that any such party is an "Unsuitable Person," which notice shall specify the identity of the person that has been determined to be unsuitable and shall also indicate if any person that is subject to a background investigation required pursuant to ACI's Gaming Compliance Program has not responded to inquiries made pursuant to such background investigation.

                  1.09 INSURANCE PROCEEDS. If any of the Assets is destroyed or damaged or taken in condemnation following the Effective Date, the insurance proceeds or condemnation award with respect thereto shall be an Asset. At the Closing, the Company shall pay or credit to Purchaser any such insurance proceeds or condemnation awards received by it on or prior to the Closing (along with the amount of any deductible or retention withheld therefrom) and shall assign to or assert for the benefit of Purchaser all of its rights against any insurance companies, Governmental or Regulatory Authorities and others with respect to such damage, destruction or condemnation. As and to the extent that there is available insurance under policies maintained by the Company and its Affiliates, predecessors and successors in respect of any Assumed Liability, except for any such insurance proceeds with respect to which the insured is directly or indirectly self-insured or has agreed to indemnify the insurer, the Company shall cause such insurance to be applied toward the payment of such Assumed Liability.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PARENT

                  The Company and Parent hereby jointly and severally represent and warrant to Purchaser as follows as of the Effective Date and as of the Closing Date, except, to the extent any such representation or warranty is made as of a specified date earlier than the Closing Date, such earlier date:

                  2.01     CORPORATE EXISTENCE.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Missouri, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and enter into and perform this Agreement and consummate the transactions contemplated hereby.

                  (b) SUBSIDIARIES. The Company does not have any subsidiaries, other than Front Street Station, LLC, or any other equity investment in any entity, nor does it own any other securities with respect to any entity, other than Front Street Station, LLC. Front Street Station, LLC does not own any assets or conduct any operations related to the Business or otherwise.

                  2.02 AUTHORITY. The execution and delivery by the Company of this Agreement, and the performance by the Company and Parent of their obligations hereunder, have been duly and validly authorized by the Board of Directors and the stockholder of the Company and the Board of Directors of Parent, no other action on the part of the Company or

Parent or their stockholders being necessary. This Agreement has been duly and validly executed and delivered by the Company and Parent and constitutes a legal, valid and binding obligation of the Company and Parent enforceable against the Company and Parent in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity.

                  2.03 NO CONFLICTS. Except as set forth in SECTION 2.03 OF THE DISCLOSURE SCHEDULE, the execution, delivery and performance by the Company of this Agreement do not and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws (or other comparable charter documents) of the Company;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SECTION 2.04 OF THE DISCLOSURE SCHEDULE, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company or any of the Assets (other than such conflicts, violations or breaches (i) which could not in the aggregate reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or to have a Material Adverse Effect or (ii) as would occur solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates); or

                  (c) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the ability (i) of the Company to consummate the transactions contemplated hereby or to perform its obligations hereunder or (ii) Purchaser to operate the Business after the Transfer Time in a manner substantially consistent with the Company's past practice, (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under, (C) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (D) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (E) result in the creation or imposition of any Lien upon the Company or any of the Assets under, any Contract or License to which the Company is a party or by which any of its Assets is bound.

                  2.04 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in SECTION 2.04 OF THE DISCLOSURE SCHEDULE, no consent, approval, action, order or authorization of, or registration, declaration or filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (a) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, or to have a Material Adverse Effect, and (b) those as would be required solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates.

                  2.05     FINANCIAL STATEMENTS AND CONDITION.

                  (a) Prior to the execution of this Agreement, the Company has delivered to Purchaser true and complete copies of (i) the unaudited combined balance sheets and the related combined statements of operations, stockholder's equity and cash flows of the Company and Kansas City Station Corporation for the fiscal year ended December 31, 1999, and (ii) the unaudited combined balance sheets of the Company and Kansas City Station Corporation as of March 31, 2000 and June 30, 2000 and the related unaudited statement of operations for the portion of the fiscal year then ended. Except as set forth in the notes thereto and as disclosed in SECTION 2.05(a) OF THE DISCLOSURE SCHEDULE, all such financial statements were prepared in accordance with GAAP and fairly present in all material respects the combined financial condition and results of operations of the Company and Kansas City Station Corporation, in each case, as of the respective dates thereof and for the respective periods covered thereby.

                  (b) Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date and except as disclosed in SECTION 2.05(b) OF THE DISCLOSURE SCHEDULE, during the period beginning on the Financial Statement Date and ending on the Effective Date there has not been any change with respect to the Business or the Assets that could reasonably be expected to have a Material Adverse Effect.

                  2.06     TAXES.

                  (a) TAX LIENS. Except as set forth in SECTION 2.06(a) OF THE DISCLOSURE SCHEDULE, there are no Tax Liens upon the assets of the Company except liens for Taxes not yet due.

                  (b) COMPLIANCE WITH TAX LAWS. Except as set forth in SECTION 2.06(b) OF THE DISCLOSURE SCHEDULE, the Company has complied (and, with respect to all amounts due with respect to periods through and including the Closing Date, will comply) with all applicable laws, rules, and regulations relating to the filing of Tax Returns and the payment and withholding of Taxes (including, without limitation, withholding and reporting requirements under Code ss.ss.1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all required amounts.

                  2.07 LEGAL PROCEEDINGS. Except as disclosed in SECTION 2.07 OF THE DISCLOSURE SCHEDULE, there are no Orders outstanding and no Actions or Proceedings pending or, to the Knowledge of the Company, threatened against, relating to or affecting the Company or any of its Assets which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect, or which seek to enjoin, rescind or otherwise prevent the consummation of the transactions contemplated hereby.

                  2.08 COMPLIANCE WITH LAWS AND ORDERS. To the Knowledge of the Company, except as disclosed in SECTION 2.08 OF THE DISCLOSURE SCHEDULE or in the filings of Parent with the Securities and Exchange Commission, the Company is not in violation of or in default under any

Law or Order applicable to the Company or any of its Assets the effect of which, individually or in the aggregate with other such violations and defaults, could reasonably be expected to have a Material Adverse Effect.

                  2.09     BENEFIT PLANS; ERISA; LABOR MATTERS.

                  SECTION 2.09(a) OF THE DISCLOSURE SCHEDULE contains a true and complete list of each Benefit Plan and "employee benefit plan" (within the meaning of section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "COMPANY PLANS."

                  (c) With respect to each Company Plan, the Company has delivered to Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof.

                  (d) No Lien has arisen on the Assets by reason of Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.

                  (e) Except as set forth in SECTION 2.09(e) OF THE DISCLOSURE SCHEDULE, no individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Benefit Plan, as defined in
Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

                  (f) There are no controversies pending or, to the Knowledge of the Company, threatened between the Company and any of its employees which controversies would have a Material Adverse Effect. The Company is not a party to any collective bargaining agreement or other labor union Contract applicable to persons employed by the Company except as disclosed in SECTION 2.09(f) OF THE DISCLOSURE SCHEDULE. To the Knowledge of the Company, there are no strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any of the employees of the Company.

                  (g) SECTION 2.09(g) OF THE DISCLOSURE SCHEDULE lists the number of employees terminated by the Company at each site of employment of the Business in the 90-day period ending on the date hereof, and the date of such termination, with respect to each such termination which would be required to be taken into account in determining whether a "plant closing" or "mass layoff" subject to the Worker Adjustment and Retraining Notification Act (the "WARN") could occur based on subsequent terminations; provided that this sentence shall not apply with respect to any site of employment at which sufficient employees have not been employed at any time in such 90-day period for terminations of employment at such site to be subject to WARN.

                  2.10     REAL PROPERTY.

                  (a) SECTION 2.10(a) OF THE DISCLOSURE SCHEDULE contains a list of (i) each parcel of real property currently owned by the Company and (ii) each parcel of real property leased by the Company.

                  (b) The Company has good and marketable title to each parcel of real property described in CLAUSE (i) of PARAGRAPH (a) above free and clear of Liens, except for Permitted Liens or as disclosed in SECTION 2.10(b) OF THE DISCLOSURE SCHEDULE, and has a valid and subsisting leasehold estate in the real properties referred to in CLAUSE (ii) of PARAGRAPH (a) above free and clear of Liens, except for Permitted Liens or as disclosed in SECTION 2.10(b) OF THE DISCLOSURE SCHEDULE. To the Knowledge of the Company, all of the Real Property Leases are valid, binding, and enforceable in accordance with their terms, and are in full force and effect as of the date hereof. To the Knowledge of the Company, except as disclosed in SECTION 2.10(b) OF THE DISCLOSURE SCHEDULE there are no existing material defaults by the Company beyond any applicable grace periods under such leases and the Company has not received any notice of default under any of such leases.

                  (c) Without limiting the generality of the foregoing, as to leasehold estates under the Real Property Leases, the Company warrants that it has quiet and peaceful possession of each of the properties leased by it.

                  (d) To the Knowledge of the Company, the Real Property is not subject to any deferred or rollback taxes on account of any change in zoning or land use classification, and to the Knowledge of the Company there are no pending assessments affecting the Real Property.

                  (e) Except as could not be reasonably expected to have a Material Adverse Effect, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or for the present normal use and operation of the Business are all connected and operating pursuant to valid permits, are adequate to service the Business, and such facilities are connected by means of one or more public or private easements extending from a property line to one or more public streets, public rights-of-way or utility facilities.

                  (f) There are no pending or, to the Knowledge of the Company, threatened condemnation, eminent domain or similar proceedings affecting the Real Property or any portion thereof.

                  (g) The Company is not a "foreign person" within the meaning of Section 1445 ET SEQ. of the Internal Revenue Code of 1986, as amended.

                  (h) The mechanical equipment located in any improvements located on the Real Property, including but not limited to air conditioning and heating systems and the electrical and plumbing systems, are in sufficient condition to permit the operation of the Business as it is currently conducted.

                  2.11 TANGIBLE PERSONAL PROPERTY. The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, the Expansion Materials and all tangible personal property used in and, individually or in the aggregate with other such property, material to the Business or Condition of the Company, except for such tangible personal property sold, consumed or otherwise disposed of in the ordinary course of business since the Financial Statement Date. All tangible Assets, taken as a whole, are in sufficient condition to permit the operation of the Business as it is currently conducted.

                  2.12     CONTRACTS.

                  (a) SECTION 2.12(a) OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts that constitute Assets as of the Effective Date:

                  (i) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified term and payments at any one time or in any one year in excess of One Hundred Thousand Dollars ($100,000);

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of the Company to engage in any business activity or compete with any Person;

                  (iii) all Contracts relating to Indebtedness of the Company included as an Assumed Liability;

                  (iv) all Contracts (other than this Agreement) providing for
         (A) the future disposition or acquisition of any assets or properties individually or in the aggregate material to the Business, other than dispositions or acquisitions in the ordinary course of business, and
         (B) any merger or other business combination;

                  (v) all Contracts between the Company, on the one hand, and any Affiliate of the Company, on the other hand and which is included as an Assumed Liability;

                  (vi) all Contracts (other than this Agreement) that limit or contain restrictions on the ability of the Company to incur Indebtedness or incur or suffer to exist any Lien, to purchase or sell any Assets, to change the lines of business in which it participates or engages or to engage in any merger or other business combination and which is included as an Assumed Liability;

                  (vii) all other Contracts that (A) involve the payment, pursuant to the terms of any such Contract, by or to the Company of more than One Hundred Thousand Dollars ($100,000) annually or (B) cannot be terminated within ninety (90) days after giving notice of termination without resulting in any material cost or penalty to the Company; and

                  (viii)   all Real Property Leases.

                  (b) As of the Effective Date, each Contract required to be disclosed in SECTION 2.12(a) OF THE DISCLOSURE SCHEDULE, true and complete copies of which have been delivered to Purchaser, is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and, to the Knowledge of the Company, of each other party thereto; and except as disclosed in SECTION 2.12(b) OF THE DISCLOSURE SCHEDULE neither the Company nor, to the Knowledge of the Company, any other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) as of the Effective Date, the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (c) As of the Effective Date, the July Agreement has been terminated by the parties thereto and is of no further force or effect.

                  2.13 LICENSES. As of the Effective Date, the Company has all Licenses required for the conduct of the Business as presently conducted (other than Licenses, the absence of which could not reasonably be expected to have a Material Adverse Effect). Except as set forth on SECTION 2.13 OF THE DISCLOSURE SCHEDULE, each such License is valid, binding and in full force and effect as of the Effective Date. Except as set forth on SECTION 2.13 OF THE DISCLOSURE SCHEDULE, to the Knowledge of the Company, as of the Effective Date the Company is not in default (or with the giving of notice or lapse of time or both, would be in default) under any such License in any respect that could reasonably be expected to have a Material Adverse Effect. The Licenses listed in SECTION 2.13 OF THE DISCLOSURE SCHEDULE are not transferable.

                  2.14 AFFILIATE TRANSACTIONS. There is no Liability between the Company, on the one hand, and any officer, director or Affiliate of the Company, on the other, that will constitute an Assumed Liability.

                  2.15 ENVIRONMENTAL MATTERS. Except as disclosed in SECTION
 2.15 OF THE DISCLOSURE SCHEDULE or as could not be reasonably expected to have a Material Adverse Effect, to the Knowledge of the Company:

                  (a) the Company holds and is in compliance with all Licenses which are required under applicable Environmental Laws for the Company to own and operate the Business (the "ENVIRONMENTAL PERMITS") and will use commercially reasonable efforts to provide copies of such Environmental Permits to Purchaser and to facilitate the transfer of those Environmental Permits which are transferable to Purchaser;

                  (b) the Company and all real property owned, operated or leased by the Company are in compliance with applicable Environmental Laws;

                  (c) the Company has not been notified by any Governmental or Regulatory Authority or third party of any pending or threatened claim arising under Environmental Laws (an "ENVIRONMENTAL CLAIM") against the Business or the Company in connection with the Business;

                  (d) the Company has not been notified by any Governmental or Regulatory Authority or third party of any pending claim that either the Business or the Company in connection with the Business may be a potential responsible party for environmental contamination or any Release of Hazardous Material, nor has the Company been notified that any site or facility now or previously owned or leased by the Company is listed or proposed for listing on the NPL or any similar state or local list of sites requiring investigation or clean-up;

                  (e) the Company in connection with the Business has not entered into or agreed to any consent decree or order with respect to or affecting the Assets relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Material under any Environmental Law;

                  (f) there are no aboveground or underground storage tanks located on, in or under any properties currently or formerly owned, operated or leased by the Company in connection with the Business or any predecessor of the Business or the Company in connection with the Business;

                  (g) no Releases of Hazardous Material have occurred at, from, in, on, to or under any property currently or formerly owned, operated or leased by the Company in connection with the Business or any predecessor of the Business or the Company, and no Hazardous Material is present in, on or about or is migrating to or from any such property that could give rise to an Environmental Claim by a Governmental or Regulatory Authority or third party against the Business or the Company;

                  (h) neither the Company in connection with the Business, nor any predecessors thereof, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Substance to any location that could result in an Environmental Claim against or liability to the Business or the Company;

                  (i) there is no amount of asbestos, ureaformaldehyde material, polychlorinated biphenyl containing equipment or lead paint containing materials in, at or on any property owned, leased or operated by the Company in connection with the Business; and

                  (j) there have been no environmental investigations, studies, audits or tests with respect to any property currently or formerly owned, leased or operated by the Company in connection with the Business thereof which have not been delivered to Purchaser prior to execution of this Agreement.

                  2.16 LABOR MATTERS. To the Knowledge of the Company, the Company is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

                  2.17 BROKERS. Except for Wasserstein Perella & Co., Inc., whose fees, commissions and expenses are the sole responsibility of the Company, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Purchaser without the intervention of any other Person on behalf of the Company in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

                  2.18 ABSENCE OF CERTAIN CHANGES. Except as set forth in
SECTION 2.18 OF THE DISCLOSURE SCHEDULE, since the Financial Statement Date, the Business has been conducted in the ordinary course, and there has not been:

                  (a) any event, occurrence, state of circumstances or facts or change in the Company, the Assets or the Business that has had or that may be reasonably expected to have, either alone or together, a Material Adverse Effect;

                  (b) any change by the Company in its accounting principles, methods or practices other than changes required pursuant to GAAP or in the manner it keeps its books and records or any change by the Company of its current practices with regards to sales, receivables, payables or accrued expenses;

                  (c) the entering into of any Contract (other than the July Agreement) or other arrangement between the Company and any officer, director, stockholder or Affiliate of the Company; or

                  (d) any (i) single commitment for capital expenditures that has not been performed prior to the Effective Date in excess of $1,000,000 for additions to property, plant, equipment or intangible capital assets, (ii) commitments for capital expenditures that has not been performed prior to the Effective Date in an aggregate amount in excess of $5,000,000 for additions to property, plant, equipment or intangible capital assets or capital expenditures,
(iii) sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any asset or property outside the ordinary course of business having a value of $2,000,000 in the aggregate.

                  2.19 SUFFICIENCY OF AND TITLE TO THE ASSETS. Upon consummation of the transactions contemplated by this Agreement, the Company will have sold, assigned, transferred and conveyed to Purchaser, free and clear of all Liens, other than Permitted Liens, all of the Assets, which constitute all of the properties and assets now held or employed by the Company primarily in connection with the Business (other than the Excluded Assets). Neither the Agreement for Property Acquisitions dated September 22, 1999 by and between the Company and the City of St. Charles, Missouri nor the real property described in
SECTION 1.01(b)(xvi) OF THE DISCLOSURE SCHEDULE has been used in the operation of the Business or is required to operate the Business in the future in the same manner as it has been conducted prior to the Effective Date.

                  2.20 INSURANCE. As of the Effective Date, the assets, properties and operations of the Business are insured under various policies of insurance, all of which are described in SECTION 2.20 OF THE DISCLOSURE SCHEDULE, which discloses for each policy the type of coverage and the amounts of coverage. As of the Effective Date, all such policies are in full force and effect, no notice of cancellation has been received, and there is no existing material default, or event which the giving of notice or lapse of time or both, would constitute a material default, by any insured thereunder.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PURCHASER and aci

                  Purchaser and ACI, jointly and severally represent and warrant to the Company as follows as of the Effective Time and as of the Closing Date, except, to the extent any such representation or warranty is made as of a specified date earlier than the Closing Date, such earlier date:

                  3.01 EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Missouri. ACI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. Each of Purchaser and ACI has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  3.02 AUTHORITY. The execution and delivery by Purchaser and ACI of this Agreement, and the performance by Purchaser and ACI of their respective obligations hereunder, have been duly and validly authorized by the respective boards of directors of Purchaser and ACI, no other corporate action on the part of Purchaser or ACI or their respective shareholders being necessary. This Agreement has been duly and validly executed and delivered by each of Purchaser and ACI and constitutes a legal, valid and binding obligation of each of Purchaser and ACI enforceable against each of them in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) is subject to general principles of equity.

                  3.03 NO CONFLICTS. The execution and delivery by each of Purchaser and ACI of this Agreement do not and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation (or other comparable corporate charter document) of Purchaser or ACI, as applicable;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SECTION 3.04 OF THE DISCLOSURE SCHEDULE, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or ACI or any of the Assets (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to adversely affect the validity or enforceability of this Agreement); or

                  (c) except as could not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Purchaser or ACI to consummate the transactions contemplated hereby or to perform its obligations hereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Purchaser or ACI to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or ACI or any of their respective assets or properties under, any Contract or License to which Purchaser or ACI is a party or by which any of their respective assets and properties is bound.

                  3.04 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in SECTION 3.04 OF THE DISCLOSURE SCHEDULE, no consent, approval, action, order or authorization of, or registration, declaration or filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser or ACI is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the ability of Purchaser or ACI to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

                  3.05 LEGAL PROCEEDINGS. There are no Orders outstanding and no Actions or Proceedings pending or, to the Knowledge of Purchaser or ACI, as applicable, threatened against, relating to or affecting Purchaser or ACI, as the case may be, which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                  3.06 BROKERS. Except for Deutsche Bank Securities Inc., whose fees, commissions and expenses are the sole responsibility of Purchaser and/or ACI, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser and ACI without the intervention of any Person on behalf of Purchaser or ACI in such manner as to give rise to any valid claim by any Person against the Company for a finder's fee, brokerage commission or similar payment.

                  3.07 FINANCING. Purchaser has sufficient cash and/or available credit facilities (and has provided the Company with evidence thereof) to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement.

                  3.08 PURCHASER'S GAMING LICENSES. Neither Purchaser nor any of its directors or executive officers has ever been denied a gaming license by any Governmental or Regulatory Authority. ACI and the directors and executive officers of Purchaser are currently licensed or hold findings of suitability to conduct gaming activities in the States of Nevada, Mississippi and Iowa. A list of such directors, officers and each such state in which such Person is licensed or holds a finding of suitability is set forth in SECTION 3.08 OF THE DISCLOSURE SCHEDULE.

                                   ARTICLE IV

                       COVENANTS OF THE COMPANY AND PARENT

                  The Company and Parent covenant and agree with Purchaser that, at all times from and after the Effective Date until the Closing, and in the case of SECTIONS 4.06, 4.11 and 4.12 for the period set forth therein, Parent and the Company will, and Parent will cause the Company to, comply with all covenants and provisions of this ARTICLE IV, except to the extent

Purchaser may otherwise consent in writing. Purchaser acknowledges and agrees that the actions taken, or failed to be taken, by Parent and the Company prior to or following the Effective Date with respect to the investigation by the Commission or any other Governmental or Regulatory Authority into the activities of Michael Lazaroff and the involvement of Parent and the Company therewith, and any related matters, shall not constitute a breach of the obligations of Parent and the Company pursuant to this ARTICLE IV; PROVIDED, HOWEVER, that Purchaser shall have no liability with respect to any obligations resulting from such investigation and all liabilities arising out of, or with respect to, such investigation shall be considered a "Retained Liability" for the purposes of this Agreement.

                  4.01 REGULATORY AND OTHER APPROVALS. The Company will, as promptly as reasonably practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals, actions, orders or authorizations of, or make all registrations, declarations or filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the Company to consummate the transactions contemplated hereby (including, without limitation, the Required Consents), (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to Purchaser in connection with the performance of its obligations under SECTIONS 5.01 and 5.02 below. The Company will provide, or cause to be provided, notification to Purchaser when any such consent, approval, action, order, authorization, registration, declaration, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

                  4.02 HSR FILINGS. In addition to and not in limitation of the Company's covenants contained in SECTION 4.01 above, the Company will (a) take promptly all actions necessary to make the filings required of the Company or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by the Company or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

                  4.03 INVESTIGATION BY PURCHASER. The Company will (a) provide Purchaser and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives (together, "REPRESENTATIVES") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Assets and Books and Records, but only to the extent that such access does not unreasonably interfere with the business operations of the Company and (b) furnish Purchaser and such other Persons with all such information and data (including, without limitation, copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company as Purchaser or any of such other Persons reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any Law, Order, Contract or License applicable to the Company or by which any of its Assets is bound.

                  4.04 CONDUCT OF BUSINESS. Subject to SECTION 4.05 below, the Company will conduct business only in the ordinary course consistent with past practice and shall:

                  (a) take all actions to be in compliance with, and to maintain the effectiveness of, all Licenses, it being acknowledged and agreed that actions taken, or failed to be taken, by Parent and the Company prior to or following the Effective Date with respect to the investigation by the Commission or any other Governmental or Regulatory Authority into the activities of Michael Lazaroff and the involvement of Parent and the Company therewith shall not constitute a breach of this clause (a);

                  (b) preserve the goodwill of those of its suppliers, customers and distributors having material business relationships with the Business, unless such failure to preserve such goodwill would not be commercially unreasonable;

                  (c) maintain policies of insurances with substantially the same insurance coverage as exists as of the Effective Date against loss or damage to the Assets;

                  (d) use commercially reasonable efforts to maintain the Assets, in the aggregate, in a condition comparable to their current condition, reasonable wear, tear and depreciation excepted, and except for Assets disposed of, sold or consumed in the ordinary course of business in accordance with
SECTION 4.05(a) below;

                  (e) continue and maintain its dredging operations in material compliance with the requirements of applicable Laws; and

                  (f) unless precluded by law, notify Purchaser in writing if to the Knowledge of the Company there is any event, condition, circumstance or group of actions, events, conditions or circumstances that could be reasonably expected to have a Material Adverse Effect, provided that nothing contained herein shall be deemed to require the Company to disclose any information that is privileged.

                  4.05     CERTAIN RESTRICTIONS.  The Company shall not:

                  (a) other than in the ordinary course of business, acquire, lease, dispose of or otherwise transfer, any Assets;

                  (b) engage with any Person in any merger or other business combination; or

                  (c) amend or modify in any material respect or terminate any material Contract that could be reasonably expected to have a Material Adverse Effect;

                  (d) make any material changes in the Company's staffing levels that could be reasonably expected to have a Material Adverse Effect;

                  (e) without Purchaser's prior written approval, which approval shall not be unreasonably withheld, materially increase the salary, bonus or other compensation of any of the Company's current employees that are department heads of the Business, other than pursuant to bonus plans that have been approved prior to the Effective Date, increases pursuant to employment agreements entered into prior to the Effective Date and increases consistent with past practices in an amount not to exceed five percent (5%) of the applicable employee's most recent annual salary and bonus

                  (f) enter into any Contract to do or engage in any of items listed in clauses (a) through (g) above; or

                  (g) except as expressly permitted elsewhere in this Agreement, enter into or commit or propose to enter into any Contract obligating the Company to make payments thereunder in excess of $100,000 in any twelve-month period that cannot be cancelled upon thirty days notice; and

                  (h) amend its articles of incorporation or bylaws in any manner that would have an adverse effect on the transactions contemplated hereby.

                  4.06     TRANSITION PERIOD.

                  (a) Subject to the prior approval of the Commission, the Company and Parent will, beginning at the Transfer Time until the earlier of (x) twenty-four (24) months after the Transfer Time and (y) the date on which Purchaser opens the expansion facilities of the Business for conduct of gaming activities by the public, permit Purchaser to use and employ, solely in connection with the operation of the Business and pursuant to a non-exclusive, non-transferable, royalty-free license and right to use, the "Station Casino" name and logo (the "MARK") in connection with the operation of the Business following the Closing; provided that Purchaser shall conduct the Business under the Mark in a manner that is of a quality which at all times comports with the quality of the goods and services previously offered by the Company and its Affiliates under the Mark at the acquired property. The Company or its designee shall have the right, upon reasonable notice to Purchaser and during reasonable business hours, to inspect the premises of the Business to ensure that the quality of the Business is being maintained. In the event Purchaser fails to carry out or comply with such quality standards, the Company may immediately terminate this non-exclusive, non-transferable, royalty-free license upon written notice to Purchaser.

                  (b) Each of the Company and Parent will, beginning at the Effective Date and for a period of twelve (12) months after the Transfer Time, upon reasonable request from Purchaser and at the sole cost and expense of Purchaser, promptly provide Purchaser any and all information regarding the Assets and the Business, including but not limited to financial, accounting, tax and related data, reasonably necessary for the preparation by Purchaser of applications, reports and filings with any Governmental or Regulatory Authority.

                  (c) Each of the Company and Parent will, following the Effective Date and at the sole cost and expense of Purchaser, provide reasonable assistance to Purchaser with respect to the transfer of the Assets, including, without limitation, the transition and integration of payroll and benefit processing, accounting systems and other similar administrative systems and software systems constituting Assets. In addition, the Company and Parent will reasonably cooperate with Purchaser with respect to any permitted transfer of any rating experience with respect to unemployment and workers' compensation, and such other processes and procedures with respect to the operation of the Business as Purchaser may reasonably request.

                  4.07 NO SOLICITATION. From and after the Effective Date, neither the Company nor Parent shall, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender or exchange offer) or similar transaction involving the Company or the Business, other than the transactions contemplated by this Agreement (an "ACQUISITION PROPOSAL"), (ii) engage in negotiations or discussions with any person (or group of persons) other than Purchaser or its affiliates (a "THIRD PARTY") concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, (iii) continue any prior discussions or negotiations with any Third Party concerning any Acquisition Proposal or (iv) accept, or enter into any agreement concerning, any Acquisition Proposal with any Third Party or consummate any Acquisition Proposal other than as contemplated by this Agreement.

                  4.08     TITLE INSURANCE

                  (a) On the Closing Date, the Company shall, at the Company's expense (except as provided hereinafter), cause to be issued and delivered to Purchaser a policy of title insurance (the "Title Policy") with respect to the Real Property and conforming to the following specifications:

                  (i) The form of the policy will be ALTA Owner's Policy Form B 1970 (amended 10/17/70), or the current approved form for the jurisdiction in which the Real Property is located, with an endorsement deleting any exclusion or exception for creditors' rights;

                  (ii) The Title Policy will be issued by Assured Quality Title Company (the "Title Company") and shall be underwritten by First American Title Insurance Company;

                  (iii) Reinsurance (with direct access) of all amounts in excess of $100,000,000, if any, shall be underwritten by Chicago Title Insurance Company;

                  (iv) The insured will be Purchaser;

                  (v) The Title Policy shall be in an amount equal to that portion of the Purchase Price allocated to the Real Property;

                  (vi) The Title Policy will be dated concurrent with or subsequent to the Closing;

                  (vii) There will be no exceptions to coverage other than the Permitted Liens. Without limiting the generality of the foregoing provisions hereof, the Title Policy shall not contain any exceptions with respect to:

                           (A) Rights or claims of parties in possession other
                  than tenants, as tenants only, under the leases and subleases described in SECTIONS 1.01(a)(ii)(A) AND 1.01(a)(ii)(B) OF THE DISCLOSURE SCHEDULE;

                           (B) Encroachments, overlaps, boundary line disputes
                  or any other matters which would be disclosed by an accurate survey and inspection;

                           (C) Easements or claims of easements not shown by the
                  public records;

                           (D) Any lien, or right to a lien, for services, labor
                  or materials heretofore or hereafter furnished; and

                           (E) Any other exceptions which may be designated or
                  included as standard exceptions in the area where the Real Property is located.

                  (viii) The Title Policy, at Purchaser's request and expense, shall contain a zoning endorsement in the form of ALTA Form 3.1 showing the zoning classification of the Real Property and confirming that the current use of the Real Property is in conformance with the applicable zoning laws and use restrictions; and

                  (ix) The Title Policy, at Purchaser's request, will contain an assignment endorsement whereby the insurer agrees to consent to the assignment of the policy to, and to issue without charge an endorsement to the policy to show as an insured under the policy, any of the following: (i) any successor to Purchaser, by dissolution, liquidation, merger, consolidation or reorganization; (ii) any stockholder of Purchaser to whom the Real Property, or any part thereof, is distributed; and (iii) any Affiliate of Purchaser, including any entity controlled by, in control of or under common control with Purchaser and to whom an interest in the Real Property, or any part thereof, is transferred by Purchaser. In the event that the Real Property, or any part thereof, consists of more than one parcel, the Title Policy shall, at Purchaser's request, contain an affirmative statement of insurance to the effect that all parcels of land constituting the Real Property, or such part thereof, are contiguous. The policy also shall contain such other affirmative statements of insurance and endorsements (for example, but not by way of limitation, an "access endorsement") as Purchaser may reasonably require.

                  (x) The fee or premium for any endorsements to the Title Policy whether identified in this Section 4.08 or otherwise requested by Purchaser, shall be for the account of and paid by Purchaser.

                  (b) The Company shall within ten (10) days after the date hereof deliver to Purchaser (i) a current commitment from the Title Company setting forth the basis upon which the Title Company is willing to insure title to the Real Property (the "Title Commitment"), and all documents referenced in Schedule B thereto, and (ii) a copy of each survey (the "Survey") of each parcel of the Real Property in the Company's possession, which Purchaser acknowledges and agrees shall be delivered without any representation or warranty of any kind as to the accuracy or completeness thereof by the Company or Parent. The cost of any survey work performed or ordered by the Company prior to the date hereof shall be paid for by the Company. If Purchaser requires any revisions or updates to the Survey delivered by the Company or requires a new survey, all such work shall be at the cost and expense of Purchaser. If the Title Commitment or the Survey discloses any liens, easements, restrictions, reservations or other defects or any other matters objectionable to Purchaser ("Title Objections"), other than Permitted Liens, Purchaser shall advise the Company of the same in writing within ten (10) days after last receipt by Purchaser of the Title Commitment (with all documents referred to in Schedule B thereto) and the Survey (as revised or updated as may be required by Purchaser within 30 days after receipt of the Title Commitment and Survey). Matters not objected to by Purchaser within said period shall be deemed to be additional Permitted Liens. As to any Title Objections, the Company may, but shall not be obligated to, remedy such matters as are susceptible of being remedied and shall, within ten
(10) days after Purchaser gives the Company notice of its Title Objections, deliver written notice to Purchaser of those Title Objections which it shall remedy and those which it shall not remedy. Unless Purchaser elects to terminate this Agreement in accordance with clause 4.08(b)(y) below, the Company shall, as a condition to Purchaser's obligation to close hereunder, deliver to Purchaser a Title Commitment and Survey revised to reflect that any Title Objections which the Company has committed to remedy have been remedied to Purchaser's reasonable satisfaction. If the Company elects not to remedy any Title Objection, Purchaser shall have the option, which it shall exercise in writing within ten (10) days of its receipt of the written notice from the Company, of (x) consummating the transaction contemplated hereby and accepting such title as the Company holds, without change in or to the terms hereof, unless such matters are encumbrances or liens for an ascertainable amount, in which case the Company shall pay the amount thereof to Purchaser in cash at the Closing, or (y) terminating this Agreement and receiving a refund of all monies deposited hereunder. If Purchaser fails to deliver the written notice required in the immediately preceding sentence within the period prescribed thereby, such failure shall be deemed an irrevocable election by Purchaser to proceed to close the purchase and sale contemplated by this Agreement in accordance with clause 4.08(b)(ix) above.

                  4.09 ACI'S GAMING COMPLIANCE PROGRAM. The Company, Parent and their respective executive officers, directors and principal stockholders shall fully cooperate with any background investigation with respect to each of them required to be conducted by ACI pursuant to its Gaming Compliance Program to the extent required by the Nevada Gaming Control Board.

                  4.10 FULFILLMENT OF CONDITIONS. The Company (a) will execute and deliver at the Closing each certificate, document and instrument that the Company is hereby required to execute and deliver as a condition to Closing, (b) will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith (i) to satisfy each condition to the obligations of Purchaser contained in this Agreement and (ii) to consummate all of the transactions contemplated by this Agreement, and (c) will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any obligation of the Company or Purchaser contained in this Agreement.

                  4.11     NONCOMPETITION.

                  (a) TERM. The Company and Parent hereby covenant with Purchaser that from the Closing Date until the date that is three (3) years following the Closing Date, none of the Company, Parent or their respective subsidiaries shall (except as otherwise specifically permitted herein), directly or indirectly, for their own account, or as a partner, member, advisor or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, advisor or agent of any corporation, trust, or other business organization or entity, own, manage, join, participate in, encourage, support, finance, be engaged in, have an interest in, give financial assistance or advice to, permit Parent's name to be used in connection with or be concerned in any way in the ownership, management, operation or control of any casino gaming operation within one hundred (100) miles of the facilities of the Business as of the Effective Date other than a Currently Existing Gaming Operation (as such operations may be expanded from time to time) PROVIDED that (i) such operation shall not conduct casino gaming under the "Station Casinos" name, or any derivative thereof, (ii) such entity is acquired by or becomes affiliated with Parent or its subsidiaries as a result of a transaction between an entity that has assets other than such Currently Existing Gaming Operation (the "COMPETING GROUP") and Parent or such subsidiary and (iii) either (A) EBITDA of such operation for the immediately preceding four fiscal quarters shall not be greater than 30% of the consolidated EBITDA of the Competing Group for the immediately preceding four fiscal quarters or (B) Parent or the Competing Group pays Purchaser an amount equal to $10 million no later than ten (10) Business Days following consummation of the transaction between Parent and the Competing Group. For purposes of this Agreement, "Currently Existing Gaming Operation" shall mean a gaming operation that is owned or operated by third parties prior to the acquisition of ownership or commencement of operations thereof by the Company, Parent or their Affiliates. Each of the Company and Parent also hereby covenants that it shall not, for a period of eighteen (18) months after the Closing Date, solicit or encourage any employee, agent, consultant or independent contractor of Purchaser to terminate or curtail his or her relationship with Purchaser.

                  (b) REMEDIES. The parties agree that the remedy of the Purchaser at law for any actual or threatened breach of this SECTION 4.11 by the Company or Parent would be inadequate and that, in the event of such actual or threatened breach, in addition to any other remedy available to it, Purchaser shall be entitled to specific performance hereof, injunctive relief, or both, by temporary or permanent injunction or other appropriate judicial remedy, writ or order. The remedies provided for in this SECTION 4.11 are non-exclusive and are in addition to each other and to any other remedy available elsewhere in this Agreement or available generally at law or in equity.

                  (c) DIVISIBILITY. If any portion of this SECTION 4.11 is held to be unreasonable, arbitrary or against public policy, provisions of this
SECTION 4.11 shall be considered divisible both as to time and as to geographical areas; and each month of each year of the specified period shall be deemed to be a separate period of time. In the event any court determines the specified time period or geographical area to be unreasonable, arbitrary or against public policy, the lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced. Notwithstanding the foregoing, the Company and Parent agree to honor the terms of this SECTION 4.11 for the time periods and areas specified herein and not to contest the enforceability of such periods or areas.

                  (d) PERMITTED OWNERSHIP. Notwithstanding any language to the contrary contained in this SECTION 4.11, it shall be permissible for the Company and Parent to own stock or securities of any company which may be deemed competitive with Purchaser providing such shares or securities held by the Company or Parent are issued by a company listed on a national securities exchange or the NASDAQ Automated Quotation System and represent less than a five percent (5%) interest in such company.

                  4.12 NO SOLICITATION. For a period of twelve (12) months following the Closing Date, Parent, the Company and their respective Affiliates shall refrain from, either alone or in conjunction with any other Person, directly or indirectly, soliciting for hire any employee of Purchaser or any Affiliate of Purchaser except as contemplated pursuant to the terms of that certain Asset Purchase Agreement dated as of October 17, 2000, by and among Lake Mead Station, Inc., Parent, Ameristar Casino Las Vegas, Inc. and ACI; provided, however, that the Company shall not be prohibited from soliciting for employment any Person whose employment with Purchaser or any of its Affiliates terminated prior to such solicitation.

                                    ARTICLE V

                             COVENANTS OF PURCHASER

                  Purchaser covenants and agrees with the Company that, at all times from and after the date hereof until the Closing and, in the case of SECTIONS 5.04, 5.05, 5.06, 5.07, and 5.08 below, thereafter, Purchaser will comply with all covenants and provisions of this ARTICLE V, except to the extent the Company may otherwise consent in writing.

                  5.01 REGULATORY AND OTHER APPROVALS. Purchaser will as promptly as practicable (a) take all steps necessary or desirable to obtain all consents, approvals, actions, orders or authorizations of, or make all registrations, declarations or filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and will diligently and in good faith strive to obtain the same including, without limitation, (i) making all necessary filings under the HSR Act with the Federal Trade Commission and the Department of Justice no later than seven (7) days following the date hereof
(ii) making all necessary filings with the Commission no later than fifteen (15) days following the date hereof, and (iii) no later than ten (10) days following the Effective Date, making all necessary filings and requesting consents from and, to the extent required to obtain consents, hearings with the U.S. Corps of Engineers and the Missouri Department of Natural Resources, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may request in connection therewith and (c) provide cooperation to the Company in connection with the performance of their obligations under SECTIONS 4.01 and 4.02 above. The parties acknowledge and agree that so long as the Purchaser complies with clauses (a) and (b) of the foregoing sentence, any failure or refusal by the Commission to grant to Purchaser a Class A gaming license to operate the Business shall not be deemed to be a breach of the obligations of Purchaser or Parent hereunder; provided that nothing contained herein shall limit the obligations of Purchaser to comply with any other covenant or agreement contained in this Agreement or shall relieve Purchaser from liability for any breach of a representation or warranty contained in this Agreement. Purchaser will provide prompt written notification to the Company when any such consent, approval, action, order, authorization, registration, declaration, filing or notice referred to in clause
(a) above is obtained, taken, made or given, as applicable, and will advise the Company of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

                  5.02 HSR FILINGS. In addition to and without limiting Purchaser's covenants contained in SECTION 5.01 above, Purchaser will (a) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act and in any event no later than seven (7) days following the date hereof, (b) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with the Company in connection with the Company's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general. Purchaser shall pay the Filing Fee, if any, required under the HSR Act.

                  5.03 INVESTIGATION BY THE COMPANY. Purchaser will provide the Company and their respective Representatives with such documentation, data and other information as the Company may reasonably request in order to verify Purchaser's representations and warranties set forth in Section 3.07 above, but only to the extent that furnishing any such documentation, data or information would not violate any Law, Order, Contract or License applicable to Purchaser.

                  5.04 NO SOLICITATION. Purchaser will, for a period of eighteen
(18) months following the Closing Date, except as expressly permitted or required by ARTICLE IX of this Agreement, refrain from, either alone or in conjunction with any other Person, directly or indirectly, through its present of future Affiliates, soliciting for hire any employee of the Company or any Affiliate of the Company; provided, however, that Purchaser shall not be prohibited from soliciting for employment any Person whose employment with the Company or any of its Affiliates terminated prior to such solicitation.

                  5.05 COLLECTION OF GAMING CHIPS AND TOKENS. Purchaser shall redeem, in its capacity as the Company's agent if Purchaser has not elected to acquire such chips and tokens pursuant to SECTION 1.01(b)(x) hereof, any gaming chips or tokens (from any series in use as of or prior to the Transfer Time) of the Company relating to the use and operation of the Business, which are presented by patrons of the Business or Purchaser for payment within the applicable Missouri statutory time periods for such redemptions. The Company's gaming chips and tokens redeemed by Purchaser shall be reimbursed, at Purchaser's election, as often as weekly for the first 30 Business Days following the Closing Date, and thereafter as often as monthly, by the Company, upon delivery by Purchaser to the Company of such gaming chips and tokens being redeemed. The Company agrees to make arrangements for the additional redemption of its gaming chips and tokens as may be required by Missouri law.

                  5.06 VALET PARKING. At the Transfer Time, an authorized representative of the Company shall perform the following functions for all motor vehicles that were checked and placed in the care of the Company: (i) mark all motor vehicles with a sticker or tape; (ii) prepare a report with respect to any damages to such vehicles; (iii) prepare an inventory of such vehicles ("INVENTORIED VEHICLES") indicating the check number applicable thereto; and
(iv) transfer control of the Inventoried Vehicles to an authorized representative of Purchaser and secure a receipt for the Inventoried Vehicles. Thereafter, Purchaser shall be responsible for the Inventoried Vehicles, PROVIDED that the Company shall be liable to the owners of such Inventoried Vehicles with respect to any damages occurring as a result of actions taken by the Company and its employees prior to the Transfer Time (including, without limitation, damages (as a result of actions taken by the Company and its employees) set forth in the damage report) or items missing from or damaged in such Inventoried Vehicles and such liability shall be a Retained Liability for the purposes of this Agreement, to the extent that Purchaser is able to prove that such items were missing or damaged prior to the Transfer Time.

                  5.07 RETURN OF BOOKS AND RECORDS. Following the Closing Date, upon the request of the Company, Purchaser shall return to the Company all Books and Records relating to the Company that are not used primarily in the conduct of the Business, including, without limitation, the Books and Records relating to the businesses of Parent or its Affiliates (other than the Company).

                  5.08 USE OF TRANSFERRED INTELLECTUAL PROPERTY. Purchaser agrees that neither it nor any of its Affiliates shall use any portion of the Transferred Intellectual Property that prior to the Closing Date constituted proprietary property of the Company in its operations in Clark County, Nevada.

                  5.09 FULFILLMENT OF CONDITIONS. Purchaser (a) will execute and deliver at the Closing each certificate, document and instruments that Purchaser is hereby required to execute and deliver as a condition to the Closing, (b) will as promptly as practicable affirmatively take all steps necessary or desirable and proceed diligently and in good faith (i) to satisfy each other condition to the obligations of the Company contained in this Agreement and (ii) to consummate all of the transactions contemplated in this Agreement, and (c) will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any obligation of the Company or Purchaser contained in this Agreement.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                  The obligations of Purchaser hereunder to purchase the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  6.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company and Parent in this Agreement shall be true and correct, in all respects, on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except in each case as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that for the purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded.

                  6.02 PERFORMANCE. The Company and Parent shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Company, as the case may be, at or before the Closing, except in each case as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.03 OFFICERS' CERTIFICATES. The Company and Parent shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of the Company by an executive officer of the Company and on behalf of the Parent by an executive officer of the Parent, substantially in the form and to the effect of EXHIBIT C hereto, and certificates, dated the Closing Date and executed by the Secretary of the Company and the Secretary of Parent, substantially in the form and to the effect of EXHIBIT D hereto.

                  6.04 ORDERS AND LAWS. There shall not be in effect at the time of Closing any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                  6.05 REGULATORY CONSENTS AND APPROVALS. All consents, approvals, actions, orders or authorizations of, all registrations, declarations or filings with and all notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Company to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred, except for such consents, approvals, actions, orders or authorizations the failure of which to obtain could not be reasonably expected to have a Material Adverse Effect.

                  6.06 CONSUMMATION OF RELATED TRANSACTION. The transactions contemplated by the St. Charles Riverfront Station, Inc. Agreement shall be consummated substantially concurrently with the consummation of the transactions contemplated hereby.

                  6.07 DELIVERIES. The Company shall have delivered to Purchaser the General Assignment and other Assignment Instruments.

                  6.08 TITLE INSURANCE AND ENVIRONMENTAL REPORTS. Purchaser shall have received (a) the Title Policy (as defined and described in SECTION
4.08 hereof) and (b) recently completed Phase I environmental assessment reports with respect to the Real Property.

                  6.09     CONSENTS.

                  With respect to each Contract set forth in SECTION 6.09 OF THE DISCLOSURE SCHEDULE, the Company shall have obtained and delivered to Purchaser a consent from the relevant third parties to the extent required for the assignment of such Contract to Purchaser.

                  6.10 ABSENCE OF MATERIAL ADVERSE EFFECT. Since the date hereof, there shall not have occurred any Material Adverse Effect or any events or series of events that constitute a Material Adverse Effect.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

                  The obligations of the Company hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

                  7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except in each case as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that for the purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded..

                  7.02 PERFORMANCE. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                  7.03 OFFICERS' CERTIFICATES. Purchaser and ACI shall have delivered to the Company certificates, dated the Closing Date and executed in the name and on behalf of Purchaser and ACI by the executive officer of Purchaser and ACI, respectively, substantially in the form and to the effect of EXHIBIT E-1 and EXHIBIT E-2 hereto, and certificates, dated the Closing Date and executed by the Secretary of Purchaser and ACI, respectively, substantially in the form and to the effect of EXHIBIT F-1 and EXHIBIT F-2 hereto.

                  7.04 ORDERS AND LAWS. There shall not be in effect at the time of Closing any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                  7.05 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Company and Purchaser to materially perform their obligations under this Agreement and to consummate the transactions contemplated hereby, shall have been duly obtained, made or given, shall be in full force and effect and shall be in form and substance satisfactory to the Company and not subject to any material condition or contingency and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

                  7.06 CONSUMMATION OF RELATED TRANSACTION. The transactions contemplated by the Kansas City Station Corporation Agreement shall be consummated substantially concurrently with the consummation of the transactions contemplated hereby.

                  7.07 DELIVERIES. Purchaser shall have delivered the Assumption Agreement and other Assumption Instruments.

                  7.08 REQUIRED CONSENTS. The third party consents listed in
SECTION 7.08 OF THE DISCLOSURE SCHEDULE shall have been obtained and shall not have been revoked.

                                  ARTICLE VIII

                       TAX MATTERS AND POST-CLOSING TAXES


                  8.01 TRANSFER TAXES AND TRANSFER FEES. The Company shall pay all sales, use, transfer, real property transfer, recording, stock transfer and other similar taxes and fees (other than Taxes of Purchaser and its Affiliates based upon or measured by net income or gains) ("TRANSFER TAXES") arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless Purchaser and its Affiliates with respect to such Transfer Taxes. The Company and Purchaser shall equally share the costs of Gaming Device transfer fees. The Company shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

                  8.02     TAX INDEMNIFICATION.

                  (a) Subject to SECTION 1.06, after the Closing Date, the Company and Parent will indemnify and hold harmless Purchaser from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to any Taxes of, or with respect to, the Company (including, without limitation, any Tax liability that arises solely by reason of Company being severally liable for any Tax of any federal or state or local consolidated or combined group of which it is a member pursuant to Treasury Regulation ss.1.1502-6 or any analogous state or local Tax provision) or with respect to the income, assets or operation of the Business or the Assets for all taxable periods ending on or before the Closing Date and that portion of any taxable period including and ending on the Closing Date that ends on or after the Closing Date (determined as if the relevant period ended on the Closing Date) in excess of the amount of such Taxes shown as Accrued Expenses on the Closing Balance Sheet.

                  (b) Purchaser will be responsible for and indemnify and hold the Company harmless against any all liabilities with respect to Taxes relating to the Assets for all taxable periods beginning on the Closing Date and ending after the Closing Date other than to the extent such Taxes relate to or result from a breach of a representation set forth in Section 2.06, and other than Taxes for which the Company is responsible pursuant to SECTIONS 1.06, 8.01 and 8.02(a) above.

                  (c) For purposes of clarification, the obligations of the Company, Parent and Purchaser pursuant to this SECTION 8.02 shall not be subject to the limits contained in SECTION 11.01(c)(i) hereof.

                  8.03 TAX COOPERATION. After the Closing Date, the Company and Parent will cooperate with Purchaser, and Purchaser will cooperate with the Company and Parent, in the preparation of all Tax Returns and will provide (or cause to be provided) any records and other information the other so requests, and will provide access to, and the cooperation of its auditors. The Company and Parent will cooperate with Purchaser and Purchaser will cooperate with the Company and Parent in connection with any Tax investigation, audit or other proceeding.

                  8.04 NOTIFICATION OF PROCEEDINGS; CONTROL. The Company shall have the right to control any audit or examination relating to Taxes by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes of any company for which the Company is responsible pursuant to SECTION 8.02 and shall be entitled to all refunds with respect to such taxes.

                                   ARTICLE IX

                            EMPLOYEE BENEFITS MATTERS

                  9.01 OFFER OF EMPLOYMENT.

                  (a) The parties hereto intend that there shall be continuity of employment with respect to all of the employees of the Business. Subject to Purchaser's (or its Affiliates') ordinary ninety-day orientation period, Purchaser shall offer employment at will, commencing on the Closing Date, to all employees, including those on vacation, leave of absence or disability, who were employed by the Business immediately prior to Closing, on substantially the same terms in the aggregate (including salary, fringe benefits, job responsibility and location but excluding employee stock ownership and incentive plans) as those provided to similar employees of Purchaser (or its Affiliates) immediately prior to Closing to the extent permitted under applicable law. Those persons who accept Purchaser's offer of employment and commence working with Purchaser on the Closing Date shall hereafter be referred to as "TRANSFERRED EMPLOYEES." The parties hereto agree that nothing in this Agreement shall limit Purchaser's ability after the Closing Date to modify or terminate (i) the employment of any Transferred Employee or (ii) any benefit policy, plan or program offered to or covering any Transferred Employee.

                  (b) Prior to, or in connection with, the Closing, Purchaser shall take no action to cause the Company or the Business to terminate the employment of any employee of the Business, and neither the Company nor the Business shall be under any obligation to terminate any employee of the Business prior to or on the Closing Date. Purchaser shall be liable for any amounts to which any employee of the Business may become entitled pursuant to any employment or severance contract as a result of, or in connection with, the sale of the Business hereunder. Purchaser agrees that it will not take any action which would give rise to liability under WARN or any similar state, local or federal Law or regulation.

                  9.02     WELFARE PLANS -- CLAIMS INCURRED; PRE-EXISTING
CONDITIONS.

                  (a) Notwithstanding any provision of this Agreement to the contrary, the Company shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such Transferred Employees or their covered dependents prior to the Closing Date. Notwithstanding any provision of this Agreement to the contrary, expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents on or after the Closing Date shall be the responsibility of Purchaser. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs, in the case of long-term disability benefits, when the disability occurs and, in the case of a hospital stay, when the employee first enters the hospital.

                  (b) With respect to any welfare benefit plans (as defined in Section 3(1) of ERISA) maintained by Purchaser for the benefit of Transferred Employees on and after the Closing Date, Purchaser shall (i) use commercially reasonable efforts to cause there to be waived any pre-existing condition limitations (other than those limitations existing under the Company's welfare benefit plans) and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by the Company (and its Affiliates) for their benefit immediately prior to the Closing Date.

                  9.03 VACATION. With respect to any accrued but unused vacation time to which any Transferred Employee is entitled pursuant to the vacation policy applicable to such employee immediately prior to the Closing Date (the "VACATION POLICY"), Purchaser shall allow such Transferred Employee to use such accrued vacation, subject to the terms and conditions of Purchaser's vacation policy; PROVIDED, HOWEVER, that if Purchaser deems it necessary to disallow such Transferred Employee from taking such accrued vacation, Purchaser shall be liable for and pay in cash to each such Transferred Employee an amount equal to such vacation time in accordance with terms of the Vacation Policy; PROVIDED, FURTHER, that Purchaser shall be liable for and pay in cash an amount equal to any remaining accrued vacation time to any Transferred Employee whose employment terminates for any reason prior to the close of business on the last calendar day of the year during which the Closing Date occurs.

                  9.04 SERVICE CREDIT. Purchaser will provide, for the purposes of eligibility and vesting (but not for benefit accrual) each Transferred Employee with credit for all service with the Company and its Affiliates to the extent possible under each employee benefit plan, program, or arrangement of Purchaser or its Affiliates in which such employee is eligible to participate; provided, however, that in no event shall any employee be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

                  9.05 COMPANY'S BENEFIT PLANS. Except as provided in this Agreement, the parties hereto agree that Purchaser shall not assume any Benefit Plan and the Company shall retain and be responsible for any cost, expense, liability, damage or obligation relating to any Benefit Plan, whether arising before, on or after the Closing Date.

                  9.06 COBRA MATTERS. The Company agrees to provide and be fully responsible for the continuation coverage required by Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA") for all employees and former employees of the Company and their covered beneficiaries who incurred or will incur a qualifying event prior to the Closing Date, or will incur a qualifying event as a result of the consummation of the transactions contemplated herein, and who are entitled to COBRA coverage as a result thereof.

                                    ARTICLE X

                           SURVIVAL OF REPRESENTATIONS

                  10.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Except for (i) this ARTICLE X, SECTIONS 2.06, 5.05, 5.06, 5.07, and
5.08 above, ARTICLES VIII and IX above, SECTIONS 14.03, 14.04 and 14.07 below and the Company's agreements and covenants with respect to Retained Liabilities, which shall survive and remain enforceable indefinitely, (ii) SECTIONS 4.06,
4.11 AND 5.04 which shall survive for the period set forth therein, and (iii) SECTIONS 2.10 and 2.15 which shall survive and remain enforceable for a period of five (5) years following the Closing Date, the representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing for a period of eighteen (18) months following the Closing Date, after which time there shall be no liability in respect thereof on the part of either party or its officers, directors, employees, agents and Affiliates.

                  10.02 NO OTHER REPRESENTATIONS. Notwithstanding anything to the contrary contained in this Agreement, but subject to SECTION 10.01 above, it is the explicit intent of each party hereto that the Company and Purchaser are making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in ARTICLE II above and in any certificate delivered pursuant to SECTION 6.03 above. It is understood that, except to the extent otherwise expressly provided herein, Purchaser takes the Assets "as is" and "where is." In particular, the Company and Parent make no representation or warranty to Purchaser with respect to the information set forth in the Wasserstein Perella & Co., Inc. offering memorandum relating to the Company, or (y) any financial projection or forecast relating to the Company. With respect to any projection or forecast delivered by or on behalf of the Company to Purchaser, Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it and (iv) it shall have no claim against the Company or Parent with respect thereto.


                                   ARTICLE XI

                                 INDEMNIFICATION

                  11.01    OTHER INDEMNIFICATION.

                  (a) Subject to PARAGRAPH (c) of this Section and the other Sections of this ARTICLE XI, the Company and Parent shall jointly and severally indemnify the Purchaser

Indemnified Parties in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company or Parent contained in this Agreement, or (ii) a Retained Liability;

                  (b) Subject to the other Sections of this ARTICLE XI, Purchaser shall indemnify the Company Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or (ii) an Assumed Liability;

                  (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim in respect of a Loss arising under PARAGRAPH (a)(i) or (b)(i), as applicable, of
SECTION 11.01 (other than a claim based on fraud or willful misconduct or for or with respect breaches of SECTION 2.06 hereof or claims under ARTICLE VIII hereof):

                           (i) unless, until and then only to the extent that
the Purchaser Indemnified Parties or the Company Indemnified Parties, as applicable, have suffered, incurred, sustained or become subject to Losses referred to in such paragraph in excess of one hundred thousand dollars ($100,000) in the aggregate;

                           (ii) unless and to the extent that the Purchaser
Indemnified Parties and the Purchaser Indemnified Parties as defined in the Kansas City Station Corporation Agreement or the Company Indemnified Parties and the Company Indemnified Parties as defined in the Kansas City Station Corporation Agreement, as applicable, have not received payments in respect of claims made under Section 11.01(a)(i) of this Agreement and the Kansas City Station Corporation Agreement or Section 11.01(b)(i) of this Agreement and the Kansas City Station Corporation Agreement, respectively, in excess of Twenty Million Dollars ($20,000,000) in the aggregate;

                           (iii) unless the Indemnified Party has given the
Indemnifying Party a Claim Notice or Indemnity Notice, as applicable, with respect to such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, (A) as soon as practical following the time at which the Indemnified Party discovered or reasonably should have discovered such claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice) and (B) in any event prior to the applicable Cut-off Date; or

                           (iv) to the extent that the Indemnified Party had a
reasonable opportunity, but failed, in good faith to mitigate such Loss, including, without limitation, to the failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set off or indemnity.

                  11.02 METHOD OF ASSERTING CLAIM. All claims for indemnification by any Indemnified Party under SECTION 11.01 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under SECTION 11.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than the Company, Parent, ACI, Purchaser or any Affiliate of the Company or of Purchaser (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under SECTION 11.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim, PROVIDED that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

                  (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this SECTION 11.02(a), then the Indemnifying Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party. The Indemnifying Party will have full control of such defense and proceedings, including that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, reasonably cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates); PROVIDED that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party and paid at its own expense; and PROVIDED FURTHER that, if in the opinion of counsel for such Indemnified Party, there is a reasonable likelihood of a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for reasonable fees and expenses of one counsel to such Indemnifying Party in connection with such defense. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under
         SECTION 11.01 with respect to such Third Party Claim.

                  (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to SECTION 11.02(a), then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; PROVIDED, HOWEVER, that if requested by the Indemnified Party, the

         Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under SECTION 11.02 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under SECTION 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this SECTION 11.02.

                  (b) In the event any Indemnified Party should have a claim under SECTION 11.02 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under SECTION 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this SECTION 11.02.

                  (c) Any dispute submitted to arbitration pursuant to this
SECTION 11.02 shall be finally and conclusively determined by the decision of a panel of three arbitrators (hereinafter sometimes called the "BOARD OF ARBITRATION") selected as herein provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association (the "AAA") upon application made to it jointly by the Indemnified Party and the Indemnifying Party for a third member possessing expertise or experience appropriate to the dispute. Within 120 days of the selection of the Board of Arbitration, the Indemnified Party and the Indemnifying Party shall meet in Las Vegas, Nevada with such Board of Arbitration at a place and time designated by such Board of Arbitration after consultation with such parties and present their respective positions on the dispute. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request for appointment of the Board of Arbitration, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the parties). Each party shall have no longer than five (5) days to present its position, the entire proceedings before the Board of Arbitration shall be no more than ten consecutive days, and the decision of the Board of Arbitration shall be made in writing no more than thirty (30) days following the end of the proceeding. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the Board of Arbitration) shall in addition be awarded by the Board of Arbitration such party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Board of Arbitration's fees and expenses.

                  (d) In the event of any claim for indemnity under SECTION 11.02(a), Purchaser agrees to give the Company and its Representatives reasonable access to the Books and Records and employees of the Company in connection with the matters for which indemnification is sought to the extent the Company reasonably deems necessary in connection with its rights and obligations under this ARTICLE XI.

                  11.03 EXCLUSIVITY. After the Closing, to the extent permitted by Law, the indemnities set forth in ARTICLE VIII and this ARTICLE XI shall be the exclusive remedies of Purchaser, Parent and the Company and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive; PROVIDED, HOWEVER, that no party hereto shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent such rights, claims, causes of action or remedies may not be waived under applicable law or actual fraud or intentional misrepresentation is proven on the part of a party by another party hereto.

                                   ARTICLE XII

                                   TERMINATION

                  12.01 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) at any time before the Closing, by mutual written agreement of the Company and Purchaser;

                  (b) at any time before the Closing without liability to the terminating party, by the Company or the Purchaser, in the event that any Order or Law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement upon notification of the non-terminating party by the terminating party and the terminating party is not then in material breach of this Agreement;

                  (c) at any time before the Closing, by Company or Purchaser in the event of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such non-compliance or breach within ten (10) Business Days following notification thereof by the terminating party;

                  (d) at any time after the date that is ninety (90) days following the Effective Date (the "Initial Term"), without liability to the terminating party, upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; PROVIDED that the Company may in its sole and absolute discretion extend such period for up to three additional thirty (30) day extension periods upon five (5) Business days' written notice to Purchaser prior to the then applicable termination date; and PROVIDED, FURTHER, that if the sole condition that remains unsatisfied as of the expiration of the then applicable term (other than deliveries of closing certificates and other Closing documents) is the receipt of a Class A license from the Commission and Purchaser demonstrates to the reasonable satisfaction of the Company that (x) it has sufficient cash on hand and/or availability under credit facilities to pay the Purchase Price and make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement and (y) it is using commercially reasonable efforts to obtain such license and there are no facts known to Purchaser or the Company that could be reasonably expected to result in the failure to obtain such license, Purchaser may extend such period for up to three additional thirty (30) day extension periods by providing written notice to the Company on or before the date that is no more than ten
(10) Business Days and no less than five (5) Business Days prior to the then applicable termination date.

                  12.02 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to the provisions of SECTION 12.01 above, this Agreement will forthwith become null and void, and, except as set forth in the next sentence, there will be no liability or obligation on the part of Parent, the Company, Purchaser or ACI (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions of SECTIONS 14.02, 14.03, 14.04 and 14.07 below will continue to apply following any such termination. Notwithstanding any other provision in the Agreement to the contrary, upon any termination of this Agreement by any party pursuant to Section 12.01(c), the non-terminating party shall remain liable to the terminating party for any and all willful breaches of this Agreement and the terminating party may seek such remedies, including damages and attorneys' fees, as are provided in this Agreement or as are otherwise available at Law or in equity.

                                  ARTICLE XIII

                                   DEFINITIONS

                  13.01 DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "ACCOUNTS PAYABLE" has the meaning ascribed to it in SECTION 1.02(a).

                  "ACCOUNTS RECEIVABLE" has the meaning ascribed to it in
SECTION 1.01(a).

                  "ACCRUED EXPENSES" has the meaning ascribed to it in SECTION 1.02(a).

                  "ACI" has the meaning ascribed to it in the forepart of this Agreement.

                  "ACQUISITION PROPOSAL" has the meaning ascribed to it in
SECTION 4.07.

                  "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

                  "AFFILIATE" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "AGREEMENT" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with SECTIONS 6.03 and 7.03, as the same shall be amended from time to time.

                  "ASSETS" has the meaning ascribed to it in SECTION 1.01(a).

                  "ASSIGNMENT INSTRUMENTS" has the meaning ascribed to it in
SECTION 1.04.

                  "ASSUMED LIABILITIES" has the meaning ascribed to it in
SECTION 1.02(a).

                  "ASSUMPTION AGREEMENT" has the meaning ascribed to it in
SECTION 1.04.

                  "ASSUMPTION INSTRUMENTS" has the meaning ascribed to it in
SECTION 1.04.

                  "BENEFIT PLAN" means any Plan established by the Company, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or at any time since December 31, 1997, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any dependent or beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "BOARD OF ARBITRATION" has the meaning ascribed to it in
SECTION 11.02(c).

                  "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating primarily to the Business or Condition of the Company, including, without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans, environmental studies, audits, plans, surveys, designs, models and specifications.

                  "BUSINESS" has the meaning ascribed to it in the forepart of this Agreement.

                  "BUSINESS BOOKS AND RECORDS" has the meaning ascribed to it in
SECTION 1.01(a).

                  "BUSINESS CONTRACTS" has the meaning ascribed to it in SECTION 1.01(a).

                  "BUSINESS CUSTOMER LISTS" has the meaning ascribed to it in
SECTION 1.01(a).

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the States of location of the Company's principal executive offices are authorized or obligated to close.

                  "BUSINESS LICENSES" has the meaning ascribed to it in SECTION 1.01(a).

                  "BUSINESS OR CONDITION OF THE COMPANY" means the business, financial condition or results of operations of the Company.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

                  "CLAIM NOTICE" means written notification pursuant to SECTION 11.02(a) of a Third Party Claim as to which indemnity under SECTION 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under SECTION 11.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

                  "CLOSING" means the closing of the transactions contemplated by SECTION 1.04.

                  "CLOSING BALANCE SHEET" has the meaning ascribed to it in
SECTION 1.05(a).

                  "CLOSING DATE" means (a) the second Business Day after the day on which the last of the conditions described in Articles VI and VII hereof above has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and the Company mutually agree upon in writing.

                  "CLOSING FINANCIAL STATEMENTS DELIVERY DATE" has the meaning ascribed to it in SECTION 1.05(a).

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "COMMISSION" has the meaning ascribed to it in SECTION 1.01(a)(iv).

                  "COMMON STOCK" means the common stock, no par value, of the Company.

                  "COMPANY" has the meaning ascribed to it in the forepart of this Agreement.

                  "COMPANY INDEMNIFIED PARTIES" means Parent, the Company and their respective officers, directors, employees, agents and Affiliates.

                  "COMPANY PLANS" has the meaning ascribed to it in SECTION 2.09(a).

                  "COMPANY'S ACCOUNTANT" has the meaning ascribed to it in
SECTION 1.05(c).

                  "CONTRACT" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

                  "CUT-OFF DATE" means, with respect to any representation, warranty, covenant or agreement contained in this Agreement, the date on which such representation, warranty, covenant or agreement ceases to survive as provided in SECTION 11.01, as applicable.

                  "DEFICIENCY" means the amount, if any, by which the Net Current Assets as determined in accordance with SECTION 1.05 is a negative number.

                  "DETERMINATION DATE" has the meaning ascribed to it in SECTION 1.05(c).

                  "DISCLOSURE SCHEDULE" means the record delivered to Purchaser by the Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to this Agreement, as said record may be amended, supplemented or modified by the Company at any time prior to the Closing without any liability to the Company other than that Purchaser shall have the right for five (5) Business Days after such amendment, supplement or modification of the Disclosure Schedule to terminate the Agreement based upon such amendment, supplement or modification of the Disclosure Schedule if such amendment, supplement or modification of the Disclosure Schedule reveals a matter which would have a Material Adverse Effect. Reference herein to the Disclosure Schedule shall mean and refer not only to the record itself, but to all items, documents, agreements and instruments referenced therein and to the content of each such item, document, agreement and instrument. Likewise, reference herein to a certain Section of the

Disclosure Schedule shall refer not only to that portion of the Disclosure Schedule, but to the items, documents, agreements and instruments referenced in that Section and the contents of each such item, document, agreement and instrument. Further, matters disclosed for the purpose of one Section of the Disclosure Schedule shall constitute disclosure of such matters for the purposes of all other Sections of the Disclosure Schedule. The duplication or cross-referencing of any disclosures made in the Disclosure Schedule shall not, in any instance or in the aggregate, effect a waiver of the foregoing sentence.

                  "DISPUTE PERIOD" means the period ending sixty (60) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                  "EBITDA" means, with respect to any Person for any period, the earnings before interest, taxes, depreciation and amortization of such Person for such period.

                  "EFFECTIVE DATE" has the meaning ascribed to it in the forepart of this Agreement.

                  "ENVIRONMENTAL CLAIM" has the meaning ascribed to it in
SECTION 2.15(c).

                  "ENVIRONMENTAL LAW" means any federal, state, or local law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization, or other legally binding and enforceable requirement by any Governmental or Regulatory Authority relating to any environmental, health or safety matters.

                  "ENVIRONMENTAL PERMITS" has the meaning ascribed to it in
SECTION 2.15(a).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "EXCLUDED ASSETS" has the meaning ascribed to it in SECTION 1.01(b).

                  "EXCLUDED BOOKS AND RECORDS" has the meaning ascribed to it in
SECTION 1.01(b).

                  "FINANCIAL STATEMENT DATE" means December 31, 1999.

                  "FINANCIAL STATEMENTS" means the combined financial statements of the Company delivered to Purchaser pursuant to SECTION 2.05.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "GAMING DEVICES" means any gambling games or implements of gaming (as such terms are used in the applicable gaming statutes and regulations of the State of Missouri) that is an asset or property of the Company and is not an Excluded Asset.

                  "GENERAL ASSIGNMENT" has the meaning ascribed to it in SECTION 1.04.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, administrative or other agency, commission, gaming authority, official or other authority or instrumentality of the United States or any state, county, city or other political subdivision.

                  "HAZARDOUS MATERIAL" means any chemical, or other material, or substance regulated under any Environmental Law including, without limitation, any which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "infectious waste," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," or "toxic pollutants" or words of similar import under any Environmental Law.

                  "HSR ACT" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

                  "IMPROVEMENTS" has the meaning ascribed to it in SECTION 1.01(a).

                  "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of ARTICLE XI.

                  "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of ARTICLE XI.

                  "INDEMNITY NOTICE" means written notification pursuant to
SECTION 11.02(b) of a claim for indemnity under ARTICLE XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

                  "INVENTORIED BAGGAGE" has the meaning ascribed to it in
SECTION 5.06.

                  "INVENTORIED VEHICLES" has the meaning ascribed to it in
SECTION 5.08.

                  "JULY AGREEMENT" has the meaning ascribed to it in the forepart of this Agreement.

                  "KANSAS CITY STATION CORPORATION AGREEMENT" means that certain agreement dated as of October 17, 2000 by and among Ameristar Casino Kansas City, Inc, a Missouri corporation, Ameristar Casinos, Inc, a Nevada corporation, Kansas City Station Corporation, a Missouri corporation and Station Casinos, Inc., a Nevada corporation.

                  "KNOWLEDGE OF THE COMPANY" means the actual knowledge of the directors and executive officers of Parent or the Company, Parent's President of Midwest Operations, Parent's General Counsel for Midwest Operations or the General Manager of the Business.

                  "KNOWLEDGE OF PURCHASER" means the actual knowledge of the members, directors and officers of Purchaser and its Affiliates.

                  "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "LEASED REAL PROPERTY" has the meaning ascribed to it in
SECTION 1.01(a).

                  "LESSEE SECURITY DEPOSITS" has the meaning ascribed to it in
SECTION 1.01(a).

                  "LESSOR SECURITY DEPOSITS" has the meaning ascribed to it in
SECTION 1.02(a).

                  "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "LICENSED SUPPLIER" means a licensed supplier of Gaming Devices in the State of Missouri.

                  "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "LOSS" or "LOSSES" means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

                  "MARK" has the meaning ascribed to it in SECTION 4.06(a).

                  "MATERIAL ADVERSE EFFECT" means any event or circumstance that has or will have, or could reasonably be expected to have, a material adverse effect on the Business or Condition of the Company after the Closing Date, it being understood that in no event shall any of the following shall be deemed by itself or by themselves, either individually or in the aggregate, to constitute a Material Adverse Effect: (a) a failure by the Company to meet internal earnings, revenue or other projections or earnings, revenue or other predictions of any analyst, (b) any event, circumstance or market condition occurring as a general economic or financial conditions or other developments which are not unique to the Company but also is applicable to the gaming industry generally, or the Missouri gaming industry in particular, or (c) the appointment of a receiver to operate the Business, the operation of the Business by such a receiver and the results of operations of the Business during such period of operation, the imposition of monetary penalties which shall constitute Retained Liabilities, or any Permitted Interruption; it being further understood that any cessation of operation of the Business other than a Permitted Interruption shall conclusively be deemed to be a Material Adverse Effect.

                  "NET CURRENT ASSETS" means for any date of determination the net current assets of such Person at such date of determination calculated as set forth on Exhibit H attached hereto.

                  "NPL" means the National Priorities List under CERCLA.

                  "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "OWNED REAL PROPERTY" has the meaning ascribed to it in
SECTION 1.01(a).

                  "PARENT" has the meaning ascribed to it in the forepart of this Agreement.

                  "PERMITTED INTERRUPTION" shall mean a cessation of the operation of the Business for a period not to exceed fifteen days, provided that during such period of interruption the Company shall continue to pay its employees pursuant to its compensation policies in effect immediately prior to the cessation of operations and for each day of such interruption shall compensate employees that receive compensation in the form of tips an additional amount equal to the average daily tip compensation received by such employees.

                  "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title, easements of public record or similar Liens which individually or in the aggregate with other such Liens would not have a Material Adverse Effect.

                  "PERSON" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "PERSONAL PROPERTY LEASES" has the meaning ascribed to it in
SECTION 1.01(a).

                  "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "PREPAID EXPENSES" has the meaning ascribed to it in SECTION 1.01(a).

                  "PURCHASE PRICE" has the meaning ascribed to it in SECTION 1.03(a).

                  "PURCHASER" has the meaning ascribed to it in the forepart of this Agreement.

                  "PURCHASER INDEMNIFIED PARTIES" means Purchaser and its officers, directors, employees, agents and Affiliates.

                  "REAL PROPERTY" has the meaning ascribed to it in SECTION 1.01(a).

                  "REAL PROPERTY LEASES" has the meaning ascribed to it in
SECTION 1.01(a).

                  "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment.

                  "REPRESENTATIVES" has the meaning ascribed to it in SECTION 4.03.

                  "REQUIRED CONSENTS" has the meaning ascribed to it in SECTION 1.08.

                  "RESOLUTION PERIOD" means the period ending ninety (90) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

                  "RETAINED LIABILITIES" has the meaning ascribed to it in
SECTION 1.02(b).

                  "SURPLUS" means the amount, if any, by which Net Current Assets as determined in accordance with SECTION 1.05 is a positive number.

                  "TANGIBLE PERSONAL PROPERTY" has the meaning ascribed to it in
SECTION 1.01(a).

                  "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "TAXES" means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability and (ii) any liability for payment of amounts described in clause (i) above as a result of any express or implied agreement to pay or indemnify another Person with respect to such amounts or any liability for such amounts, any joint and/or several liability for such amounts, and any such amounts for which a Person is liable by operation of Law (including but not limited to successor liability).

                  "THIRD PARTY CLAIM" has the meaning ascribed to it in SECTION 11.02(a).

                  "TRANSFER TAXES" has the meaning ascribed to it in SECTION
8.01.

                  "TRANSFER TIME" has the meaning ascribed to it in SECTION
1.04.

                  "TRANSFERRED EMPLOYEES" has the meaning ascribed to it in
SECTION 9.01(a).

                  "TRANSFERRED INTELLECTUAL PROPERTY" has the meaning ascribed to it in SECTION 1.01(a).

                  "VACATION POLICY" has the meaning ascribed to it in SECTION 9.03.

                  "VEHICLES AND VESSELS" has the meaning ascribed to it in
SECTION 1.01(a).

                  "WARN" means the Worker Adjustment Retraining and Notification Act of 1988.

                  13.02 CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of the Company. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).


                                   ARTICLE XIV

                                  MISCELLANEOUS

                  14.01 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile transmission, by registered or certified mail (postage prepaid, return receipt requested) or by overnight express courier to the parties at the following addresses or facsimile numbers:

                  If to Purchaser, to:

                  Ameristar Casino St. Charles, Inc.
                  3773 Howard Hughes Parkway
                  Suite 490 South
                  Las Vegas, Nevada  89109
                  Attention: Craig H. Neilsen, President & CEO
                  Facsimile No. (702) 369-8860
                  with copies to:

                  Gordon R. Kanofsky, Esq.
                  Senior Vice President of Legal Affairs
                  Ameristar Casinos, Inc.
                  16633 Ventura Boulevard, Suite 1050
                  Encino, CA 91436-1864
                  Facsimile No. (818) 995-7099

                  and

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, CA  90071
                  Attention: Jonathan K. Layne, Esq.
                  Facsimile No. (213) 229-6141



                  If to the Company, to:

                  St. Charles Riverfront Station, Inc.
                  c/o Station Casinos, Inc.
                  2411 West Sahara Ave.
                  Las Vegas, Nevada 89102
                  Facsimile No.:  (702) 253-2926
                  Attn:   Scott M Nielson, Esq.

                  with copies to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  601 South Figueroa, Suite 300
                  Los Angeles, California  90017
                  Facsimile No.:      (213) 892-5063
                  Attn:   Kenneth J. Baronsky, Esq.

                  All such notices, requests and other communications will (a) if delivered personally to the address as provided in this SECTION 14.01, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this SECTION 14.01, be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the address as provided in this SECTION 14.01, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this SECTION 14.01). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  14.02 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  14.03 EXPENSES. Whether or not the transactions contemplated hereby are consummated, Purchaser and the Company each shall pay the costs and expenses incurred by such party in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

                  14.04 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, the Company and Parent, on the one hand, and Purchaser and ACI, on the other, will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Purchaser and ACI will obtain the Company's prior approval of any press release to be issued immediately following execution of this Agreement or the Closing announcing execution of this Agreement or the consummation of the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld. The Company and Parent will obtain Purchaser's prior approval of any press release to be issued immediately following execution of this Agreement or the Closing announcing this Agreement or the consummation of the transactions contemplated by this Agreement.

                  14.05 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  14.06 AMENDMENT. Except for amendments, supplements and modifications to the Disclosure Schedule by the Company prior to the Closing (which shall be made in accordance with the terms and provisions set forth in the definition of the term "Disclosure Schedule"), this Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of Purchaser, on the one hand, and the Company, on the other hand.

                  14.07 CONFIDENTIALITY. Each party hereto will hold, and will use its best efforts to cause its Affiliates , and in the case of Purchaser, any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or

Representative), unless (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or
(ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is considering providing, financing to such party and their respective Representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

                  14.08 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity pursuant to ARTICLE XI hereof.

                  14.09 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including, without limitation, its rights under ARTICLE XI) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein and Purchaser remains liable for its obligations under this Agreement, (ii) any post-Closing purchaser of the Business or a substantial part of the Assets or (iii) any financial institution or other entity providing purchase money or other financing to Purchaser from time to time as collateral security for such financing. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  14.10 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  14.11 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  14.12 CONSENT TO JURISDICTION AND VENUE. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Nevada or any court of the State of Nevada located in Clark County in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court; PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this SECTION 14.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Nevada other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court. Each party further irrevocably waives and agrees not to plead or claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

                  14.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  14.14 ATTORNEY'S FEES. In the event of a dispute between the parties hereto relating to this Agreement, the prevailing party to such dispute will be entitled to recover its reasonable attorneys fees and other costs and expenses relating to such dispute from the non-prevailing party.

                  14.15 TIME OF THE ESSENCE. Time is of the essence in performing covenants and agreements hereunder.

                  14.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                                   ARTICLE XV

                                   GUARANTEES

                  15.01 GUARANTEE OF THE COMPANY'S OBLIGATIONS. Parent hereby, to the fullest extent permitted by applicable law, irrevocably and unconditionally guarantees (the "PARENT GUARANTEE") to Purchaser and its successors and assigns the prompt performance and payment in full when due of all obligations of the Company to Purchaser under this Agreement and hereby agrees to take all reasonably necessary action as the sole shareholder of the Company to cause the Company to perform its obligations hereunder.

                  15.02 GUARANTEE OF PURCHASER'S OBLIGATIONS. ACI hereby, to the fullest extent permitted by applicable law, irrevocably and unconditionally guarantees (the "ACI GUARANTEE") to the Company and its successors and assigns the prompt performance and payment in full when due of all obligations of Purchaser to the Company under this Agreement and hereby agrees to take all reasonably necessary action as the sole shareholder of Purchaser to cause Purchaser to perform its obligations under this Agreement.

                  THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer or trustee, as applicable, of each party hereto as of the date first above written.

                                   "PURCHASER"


                                   AMERISTAR CASINO ST. CHARLES, INC.,
                                   a Missouri corporation



                                   By: /s/ Thomas M. Steinbauer
                                      -----------------------------------------
                                      Name:  Thomas M. Steinbauer
                                      Title: Vice President


                                   "THE COMPANY"



                                   ST. CHARLES RIVERFRONT STATION, INC.,
                                   a Missouri corporation



                                   By: /s/ Glenn C. Christenson
                                      -----------------------------------------
                                      Name:  Glenn C. Christenson
                                      Title:


                                   "PARENT"



                                   STATION CASINOS, INC.,
                                   a Nevada corporation



                                   By: /s/ Glenn C. Christenson
                                      -----------------------------------------
                                      Name:  Glenn C. Christenson
                                      Title:

                                   "ACI"


                                   AMERISTAR CASINOS, INC.,
                                   a Nevada corporation



                                   By: /s/ Thomas M. Steinbauer
                                      -----------------------------------------
                                      Name:  Thomas M. Steinbauer
                                      Title: Senior Vice President
                                             and Chief Financial Officer
                                       60